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                                                                    EXHIBIT 10.7

                                 LOAN AGREEMENT
                                 --------------

         THIS LOAN AGREEMENT, dated as of the 15/th/ day of August, 2001, is made by and between SUNTRUST BANK, a Georgia banking corporation (the Lender), and SRA INTERNATIONAL, INC., a Delaware corporation (the Company), SYSTEMS RESEARCH AND APPLICATIONS CORPORATION, a Virginia corporation (SRA), and SRA TECHNICAL SERVICES CENTER, INC., a Delaware corporation (STSC), and each other Subsidiary (as defined below) that becomes a party to this Agreement in accordance with the provisions set forth below (together with the Company, SRA and STSC, collectively, the Borrowers, and individually, a Borrower).

                                    RECITALS
                                    --------

         The Lender has agreed to provide financing to the Borrowers, subject to the terms and conditions of this Agreement. Each Borrower will derive substantial direct and indirect benefits by the credit extended by the Lender to the other Borrowers. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Lender and the Borrowers agree as follows:

         Section 1.     Definitions. As used in this Agreement, the following
                        -----------
terms shall have the meanings assigned to them below, which meanings shall be equally applicable to the singular and plural forms of the terms defined.

         "Adjusted EBILTDA" means, for any period, EBITLDA plus, if applicable, extraordinary or unusual gains or other gains not incurred in the ordinary course of business up to an amount not to exceed the New Ventures Addition, all determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

         "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of common stock, by contract or otherwise.

         "Aging" means a schedule of all outstanding Receivables of the Borrowers showing the age of such Receivables in intervals of 35, 60 and 90 days, and over 90 days, or such other intervals as may be acceptable to the Lender.

         "Agreement" means this Loan Agreement, as the same may be amended, modified or supplemented from time to time.

         "Applicable Margin" shall mean, for any date of calculation, the rate per annum opposite the Cash Flow Leverage Ratio (calculated as of the end of the Company's immediately preceding fiscal quarter) set forth below under the caption "Applicable Margin." On the date hereof, the

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Applicable Margin is 1.85% . The Applicable Margin will be adjusted on a quarterly basis in accordance with the table set forth below:

                                                   Applicable Margin for
             Cash Flow Leverage Ratio                 Revolving Loans
             ------------------------              ---------------------

          Equal to or less than 2.00 to 1                  1.100%

          Greater than 2.00 to 1 but equal to              1.475%
          or less than 2.75 to 1

          Greater than 2.75 to 1 but equal to              1.850%
          or less than 3.5 to 1

          Greater than 3.5 to 1                            2.250%

         The Applicable Margin will be adjusted to the percentage corresponding to the applicable Cash Flow Leverage Ratio in effect as of the last day of each fiscal quarter of the Company. The adjustment will become effective as of the first day of the calendar month next succeeding the receipt by the Lender of the financial statements of the Company pursuant to Section 5.8 (a). No decrease in the Applicable Margin shall become effective if, at such time, any Event of Default has occurred and is continuing. If the Company's financial statements are not delivered to the Lender within the specified time periods, the Applicable Margin may be increased, at the option of the Lender, to the highest applicable percentage from the date on which the statements were due through the date such financial statements are delivered.

         "Assignment of Claims Act" means, collectively, the Assignment of Claims Act of 1940, as amended, 31 U.S.C. (s) 3727, 41 U.S.C. (s) 15, any applicable rules, regulations and interpretations issued pursuant thereto, and any amendments to any of the foregoing.

         "Assumption Agreement" means each Assumption Agreement, substantially in the form of Exhibit A attached to this Agreement, executed by a Subsidiary
               ---------
that becomes a party to this Agreement in accordance with the provisions of
Section 7.3 below.

         "Borrowing Base" means, at the time in question (a) 90% of Eligible Billed Government Receivables, plus (b) 80% of Eligible Billed Commercial
                               ----
Receivables, plus (c) 60% of Eligible Unbilled Receivables.

         "Borrowing Base Certificate" means a certificate of the Company containing a computation of the Borrowing Base and certifying that no Default or Event of Default has occurred and is continuing, in substantially the form of Exhibit B attached to this Agreement.
---------

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State, and, with

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respect to the determination of LIBOR, on which banks in the London interbank market are open for business.

         "Capital Lease" means any lease that has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Capitalization Ratio" means, at any time, the ratio of Funded Debt to Total Capitalization.

         "Capitalized Operating Lease Obligations" means, at any time, the net present value of the annual Operating Lease commitments of the Company and its Subsidiaries, on a consolidated basis, which amount shall be calculated by taking actual amounts payable for each of the first five years after any calculation date and by assuming that for each lease year remaining after the fifth year of such Operating Lease commitments the annual Operating Lease commitment will be the same as it was for the fifth year, and that the number of lease years remaining on all such leases is equal to the aggregate future minimum Operating Lease commitments remaining after such fifth year determined in accordance with GAAP, divided by the Operating Lease commitment for such fifth year, with the quotient being rounded to the nearest whole number, and applying a discount rate of 10% per annum to each year's actual and assumed lease payments.

         "Cash Flow Leverage Ratio" means, at any time, the ratio of Funded Debt plus Capitalized Operating Lease Obligations then outstanding to consolidated Adjusted EBILTDA of the Company and its Subsidiaries for the period of four fiscal quarters of the Company most recently ended or, when a determination is to be made as of the last day of a fiscal quarter, for the period of four fiscal quarters then ended.

         "Cash Management Agreement" means any applicable agreement between the Company and the Lender pursuant to which funds are transferred automatically to and from the Company's operating account or controlled disbursement account with the Lender, as any such agreement may be amended, modified or supplemented from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations issued pursuant thereto.

         "Collateral" means the following properties, assets and rights of the each Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof : all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supposing obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles and Intellectual Property).

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         "Covenant Compliance Certificate" means a certificate executed by a
Principal Officer of the Company, substantially in the appropriate form of Exhibit C attached to this Agreement, containing a calculation of the financial
---------
covenants contained in Section 6.11 below and certifying that no Default or Event of Default has occurred.

         "Customer" means any Person obligated on a Receivable.

         "Customer List" means a schedule of all Customers of the Borrowers, showing the address of each Customer and a listing of the active contracts between each Borrower and such Customer, which is otherwise in form and substance satisfactory to the Lender.

         "Debt" means, collectively, and includes, without duplication, with respect to any specified Person, (a) indebtedness or liability for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such assets from such Person) or for the deferred purchase price of property or services; (b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) Guaranty Obligations; (e) obligations under Interest Rate Hedge Agreements; (f) obligations under any foreign exchange contract, currency swap or other similar agreements or arrangements designed to protect that Person against fluctuations in currency values; (g) all preferred stock or similar equity interests issued by such Person which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or acceleration at any time during the term of this Agreement; and (h) the amount of contingent obligations of such Person incurred in connection with acquisitions (including, without limitation, obligations to make earnout payments), in each case determined in accordance with GAAP; and (i) obligations of any other Person secured by any Lien on property owned by the specified Person, whether or not the obligations have been assumed.

         "Default" means any event that, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         "Default Rate" means the rate at which interest accrues on the loans upon the occurrence of an Event of Default, determined in accordance with the provisions of Section 2.3.

         "Dollars" and "$" means the lawful currency of the United States of America.

         "EBILTDA" means, for any period, Net Income plus, (a) to the extent
                                                     ----
deducted to determine Net Income, the sum of (1) Interest Expense, (2) Rent Expense, (3) income tax expense, (4) depreciation expense, (5) amortization expense and (6) extraordinary or unusual losses or other losses not incurred in the ordinary course of business, less, (b) to the extent added to determine Net
                                 ----
Income, extraordinary or unusual gains or other gains not incurred in the ordinary course of business, in each case determined in accordance with GAAP. EBILTDA shall be adjusted in a manner satisfactory to the Lender to include on a pro forma basis for the prior period of four consecutive fiscal quarters ending as of the first day of any calculation period any Subsidiary or business acquired during such period in compliance with this Agreement and to

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exclude on a pro forma basis for the prior period of four consecutive fiscal quarters ending as of the first day of any calculation period any Subsidiary or business sold during such period.

         "Effective Date" means August 15, 2001.

         "Eligible Billed Commercial Receivable" means any Eligible Billed Receivable that is not an Eligible Billed Government Receivable.

         "Eligible Billed Government Receivable" means an Eligible Billed Receivable that arises out of a Government Contract.

         "Eligible Billed Receivables" means Eligible Receivables that have been billed to the appropriate Customer, are aged not greater than 90 days from the date of the initial invoice. For the purposes of this definition, the term "initial invoice" shall mean the first invoice relating to the applicable goods shipped or services rendered, and not any subsequent invoice relating thereto.

         "Eligible Receivables" means Receivables of a Borrower (a) that represent valid obligations incurred by a Customer for property or services sold, licensed, or rendered under valid contracts of sale, license or service that have been formally awarded to a Borrower for which all required contract documents have been executed by such Borrower and such Customer, and, if the Government is the Customer, for which funds have been appropriated and allocated; (b) that are due and payable not more than 45 days from the initial invoice; (c) on which the Customer is not an Affiliate, Investee or Subsidiary of a Borrower; (d) with respect to which no Borrower has knowledge or notice of any inability of the Customer to make full payment; (e) from the face amounts of which have been deducted all payments, setoffs, amounts subject to adverse claims made in writing to a Borrower, contractual allowances, bad debt reserves and other credits applicable thereto; (f) that are subject to no Liens other than those permitted by this Agreement; (g) that are not subject to any restriction, prohibition or limitation upon assignment; (h) with respect to which the Lender is and continues to be satisfied with the credit standing of the Customer; (i) on which the Customer is not a creditor of a Borrower; and
(j) on which the Customer is not a Foreign Customer, unless the Foreign Customer's obligations are secured by a letter of credit acceptable to the Lender; (k) that are not subject to any dispute; (l) with respect to which the applicable software, goods or services have been accepted by the applicable Customer on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding pursuant to which a Borrower would repurchase or accept a return of, or give a credit for, any such software, goods or services; and (m) that are not subject to any contingencies; provided,
                                                                --------
however, and without limiting any other provisions of this Agreement with
-------
respect to the exclusion of Receivables from the category of Eligible Receivables and the Borrowing Base, that (1) if the Lender reasonably determines that the collectibility of any Receivable makes it unacceptable for inclusion in the Borrowing Base and gives written notice to the Company indicating the reasons for such determination, then such Receivable shall thereafter be excluded from the category of Eligible Receivables, (2) after the occurrence of a Security Event, if more than 50% of the aggregate face amount of Receivables owed by a Customer are aged 90 days or more, then all Receivables owed by such Customer shall be excluded from the category of

Eligible Receivables, (3) in no case shall Eligible Receivables include any Receivables representing or arising out of progress billings, revenues recognized or costs incurred in excess of approved or allowed reimbursement rates, cost overruns, unauthorized work or work beyond the scope of a contract, rebillings or contracts secured by surety bonds; (4) Receivables arising out of retainages, holdbacks and final payments due under Government Contracts that otherwise satisfy the criteria for Eligible Receivables shall not be Eligible Receivables unless the Borrowers reasonably expect that such Receivables will be collected within 90 days after the date of the initial invoices therefor; and
(5) after the occurrence of a Security Event, a Receivable arising out of the sale, installation, licensing or other disposition of Intellectual Property subject or entitled to United States copyright, patent or trademark protection shall not be an Eligible Receivable unless such Intellectual Property shall be duly registered and filed with the United States Copyright Office and the United States Patent and Trademark Office, as applicable. No Eligible Receivable shall be included in more than three month-end Borrowing Base calculations.

         "Eligible Unbilled Receivables" means Unbilled Receivables that satisfy all of the criteria of Eligible Billed Receivables other than the requirement that such Receivables be billed to the applicable Customer and for which the applicable Borrower is entitled to send a bill within 30 days. No Eligible Unbilled Receivable shall be included in more than one month-end Borrowing Base calculation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all regulations issued pursuant thereto.

         "Event of Default" means any of the events specified as an "Event of Default" under this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Fixed Charge Coverage Ratio" means, for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter of the Company, the ratio of (a) Adjusted EBILTDA for such period to (b) the sum of Interest Expense plus Rent Expense for such period, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

         "Foreign Customer" means a Customer that is a foreign government, an entity organized under the laws of a country other than the United States or an individual who is not a United States citizen.

         "Funded Debt" means the sum, without duplication, of the (a) consolidated indebtedness of the Company and its Subsidiaries for (1) borrowed money, repurchase agreements and deferred purchase price obligations, (2) Capital Lease obligations, (3) Guaranty Obligations, (4) obligations of joint ventures in which the Company or any Subsidiary has an interest and for which the Company or such Subsidiary is liable, plus (5) contingent or matured reimbursement obligations for letters of credit issued for the account of the Company or any Subsidiary, in each case determined in accordance with GAAP, plus
(6) all preferred stock or similar equity interests issued by the Company or any Subsidiary which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or acceleration at any time during the term of this Agreement; plus
(7) the amount of contingent obligations of the Company or any Subsidiary incurred in connection with acquisitions (including, without limitation, obligations to make earnout payments), in each case determined in accordance with GAAP; (8) obligations of the Company or any Subsidiary secured by any Lien on its property, whether or not the obligations have been assumed, plus (b) the aggregate implied principal amount of Synthetic Lease obligations calculated in accordance with applicable federal income tax laws and regulations.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Government" means the United States of America or any agency or instrumentality thereof.

         "Government Contract" means any contract with the Government under which a Borrower is a prime contractor.

         "Guaranty Obligation" means, with respect to any specified Person, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other similar obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Increased Costs" means any reserve, special deposit, capital adequacy guideline or similar requirement relating to any extensions of credit, Letters of Credit, or other assets of the Lender, or the deposits with or other liabilities of the Lender, that (a) is imposed as a result of any Regulatory Change (including, without limitation, any Regulatory Change that requires that letters of credit issued, or lines of credit established, by the Lender be classified as "risk assets" for purposes of, or otherwise be subject to the provisions of, any capital adequacy guidelines applicable to the Lender), and
(b) increases the cost to the Lender of making, issuing or maintaining any Loan or Letter of Credit, reduces the amount receivable by the Lender in connection with any Loan or Letter of Credit, or reduces the rate of return on the Lender's capital as a consequence of its obligations under this Agreement.

         "Intellectual Property" means all copyrights (whether registered or unregistered), copyright registrations, trademarks, servicemarks, patents, patent applications and other property described as the "Collateral" in the Intellectual Property Assignment.

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         "Intellectual Property Assignment" means a Collateral Assignment,
Patent Mortgage and Security Agreement, in substantially the form of Exhibit D
                                                                     ---------
attached hereto, as the same may be amended, modified or supplemented from time to time.

         "Interest Expense" means, for any period, the sum of the following, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP: (a) all interest in respect of Funded Debt (including the interest component of any payments in respect of Capital Leases and Synthetic Leases) accrued or capitalized during such period, plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Hedge Agreements during such period. Interest Expense shall be adjusted in a manner acceptable to the Lender to include on a pro forma basis for the prior period of four consecutive fiscal quarters ending as of the first day of any calculation period any Subsidiary or business acquired during such period in compliance with this Agreement and to exclude on a pro forma basis for the prior period of four consecutive fiscal quarters ending as of the first day of any calculation period any Subsidiary or business sold during such period.

         "Interest Payment Date" means the first day of each calendar month.

         "Interest Rate Hedge Agreement" means the obligations of any Person pursuant to any arrangement with another Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating or fixed rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investee" means any Person, other than a Subsidiary (a) to whom a Borrower makes a loan, advance or extension of credit, other than Receivables arising in the ordinary course of business, (b) from whom a Borrower purchases a debt or equity security of any kind (including, without limitation, a bond, debenture, note, convertible bonds, notes or debentures, common stock, preferred stock or stock of any class, and any security acquired in connection with an Equity Issuance), (c) to whom a Borrower makes a capital contribution, or (d) in whom a Borrower acquires an ownership interest or equity interest of any kind; provided that any such investment described in this definition does not represent an acquisition of all or substantially all of the assets or ownership interests of such Person.

         "Letters of Credit" means any letter of credit issued by the Lender for the account of any Borrower whether now outstanding or issued after the date of this Agreement.

         "Letter of Credit Agreement" means, collectively and individually, each standard form of Application and Agreement for Irrevocable Standby Letter of Credit, to be executed and delivered by the Borrowers to the Lender in connection with each Letter of Credit, as any of the same may be amended, modified or supplemented from time to time.

         "LIBOR" means, for each calendar month, that rate per annum which is equal to the quotient of (a) the rate per annum equal to the offered rate for deposits in US dollars of amounts comparable to the principal amount of the then outstanding offered for a term of one month, which rate appears on that page of Bloomberg reporting service, or such similar On-Line Information Service selected by the Lender, that displays the British Banker's Association interest settlement rates for deposits in US dollars, as of 11:00 AM (London, England time) two (2) Business Days prior to the first day of each calendar month; provided, that if no such offered rate appears on such page, the rate used for such calendar month will be the per annum rate at which US dollar deposits of amounts comparable to the principal amount of the Revolving Note then outstanding, for a term of one month, are offered to the Lender in the London Inter-Bank Market as of 11:00 AM (London, England time), on the day which is two (2) Business Days prior to the first day of such calendar month, divided by (b) a percentage equal to 1.00 minus the stated maximum rate of all reserve requirements (expressed as a decimal) as specified in Regulation D of the Board of Governors of the Federal Reserve System (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that would be applicable on the day which is two (2) Business Days prior to the first day of such calendar month during which LIBOR is to be applicable to eurocurrency liabilities in an amount substantially equal to the principal amount of the Revolving Note then outstanding and with a term of one month, all as reasonably determined by SunTrust, such rate to be rounded up to the nearest whole multiple of 1/100 of 1%.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

         "Loans" means the Revolving Loans and the Term Loan.

         "Loan Documents" means this Agreement, the Notes, each Assumption Agreement, each Letter of Credit Agreement, each Security Agreement, each Intellectual Property Assignment, each Cash Management Agreement, and any other document now or hereafter executed or delivered in connection with the Obligations, in evidence thereof or as security therefor, including, without limitation, any life insurance assignment, pledge agreement, security agreement, deed of trust, mortgage, guaranty, promissory note or subordination agreement.

         "Maximum Amount" means, with respect to the Revolving Loans $40,000,000, as such amount may be increased in accordance with the terms of this Agreement; provided, however, that the Maximum Amount shall be reduced by an amount equal to the aggregate of the undrawn amounts of any Letters of Credit issued by the Lender for the account of a Borrower and outstanding at any time.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Borrower to perform its obligations under any Loan Document or (c) the rights of or benefits available to the Lender under any Loan Document.

         "Material Contract" means any contract or other arrangement (other than the Loan Documents), whether written or oral, to which a Borrower or any Subsidiary is a party (a) requiring annual payments by any party thereto of more than 10% of the annual consolidated gross revenues of the Company and its Subsidiaries, or (b) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

         "Net Income" means, for any Person for any period, the consolidated gross revenues of such Person and its Subsidiaries for such period less all consolidated operating and non-operating expenses (including taxes) of such Person and its Subsidiaries for such period, all as determined in accordance with GAAP.

         "New Ventures" means the development by the Company or a Subsidiary of a new product or service to be sold or licensed by the Company and its Subsidiaries in the ordinary course of its business.

         "New Ventures Addition" means for any period of four consecutive fiscal quarters of the Company and its Subsidiaries, the lesser of (a) total pre-tax extraordinary or unusual gains of the Company and its Subsidiaries for such period, or (b) the excess of the total pre-tax losses over $7,000,000 that are attributable to New Ventures for such period.

         "Notes" means the Revolving Note and the Term Note.

         "Obligations" means the Loans, the Notes, the Letter of Credit Agreements, all indebtedness and obligations of a Borrower under this Agreement and the other Loan Documents and all other indebtedness and obligations of a Borrower to the Lender, now existing or hereafter arising, of every kind and description, direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, as amended, modified, renewed, extended or increased from time to time, including, without limitation, any overdrafts in any deposit account maintained by a Borrower with the Lender and any obligations under any Interest Rate Hedge Agreement between a Borrower and the Lender or any Affiliate of the Lender.

         "On-Line Information Service" means a text line or other on-line information service provided to the Lender by any of Reuters Information Services, Inc., Knight-Ridder Financial/Americas, Dow Jones Telerate, Inc. or Bloomberg Financial Markets News Services, or any comparable reporting service selected by the Lender.

         "Operating Lease" means any lease of real or personal property that is not a Capital Lease or a Synthetic Lease.

         "Optional Termination Date" means the date on which the Borrowers elect to terminate the Lender's obligations to make Loans and issue Letters of Credit in accordance with a notice given pursuant to Section 2.8.

         "Permitted Acquisition" means any transaction in which the Company or a Subsidiary acquires all or substantially all of the assets or outstanding capital stock or equity interests of any Person or merges or consolidates with any Person, provided that (a) at the closing of such transaction, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing , (b) at least 14 days prior to the closing of such transaction, the Company shall have provided the Lender with pro forma financial statements for next succeeding two-year period giving effect to the acquisition, which shall reflect to the Lender's satisfaction that, without regard to any expense reductions or other projected synergies attributable to the acquisition, the Company and it Subsidiaries will continue to be in compliance with all of the financial covenants set forth in Section 6.11, (c) the Company or a Subsidiary shall be the surviving entity of any merger affecting the Company, and any Subsidiary formed or acquired in connection with such transaction, shall satisfy the conditions set forth in Section 7.3 of this Agreement upon the consummation of such transaction, (d) the Company shall give the Lender at least 30 days' prior written notice of such transaction if such transaction must be approved pursuant to clause (e) of this definition, and such prior written notice as is reasonably practicable for other transactions, and (e) if , using GAAP, the aggregate value of the sum of current and deferred cash and securities to be paid and issued, plus Debt assumed, in connection with such transaction, exceeds $10,000,000, or, when added to the aggregate value of the sum of cash and securities to be paid and issued, plus Debt assumed, in connection with all such transactions during any period of four consecutive fiscal quarters, would exceed $15,000,000, such transaction must be approved in writing by the Lender, which approval shall be subject to the review by the Lender of all documentation and financial analysis related to the transaction as the Lender shall reasonably require.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, limited liability company or other entity of whatever nature.

         "Primary Operating Account" means any deposit account or controlled disbursement account on which the Company draws to pay all or substantially all of its operating expenses.

         "Prime Rate" means the rate of interest established and announced from time to time by the Lender and recorded in its Central Credit Administration Division as its Prime Rate, it being understood and agreed that the Prime Rate is used as a reference for fixing the lending rate on commercial loans and is not necessarily the lowest or most favorable rate of interest charged by the Lender on such loans.

         "Principal Officer" means the President, the Chief Executive Officer, the Treasurer or the Chief Financial Officer of the Company.

         "Prior Agreement" means the Loan Agreement, dated as of June 28, 1998,between the Borrowers and the Lender, as amended to the date hereof.

         "Receivables" means all rights to payments for property sold or licensed or for services rendered, whether now owned or hereafter acquired by a Borrower.

         "Regulatory Change" means any change, after the date of this Agreement, in any federal or state laws, rules and regulations, or interpretations thereof, or the adoption after the date of this Agreement of any rules, interpretations, directives or requests, applying to a class of financial institutions including the Lender, under any federal or state laws or regulations by any court or regulatory authority charged with the interpretation or administration thereof.

         "Rent Expense" means, for any period, all payments due under Operating Leases, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP. Rent Expense shall be adjusted in a manner acceptable to the Lender to include on a pro forma basis for the prior period of four consecutive fiscal quarters ending as of the first day of any calculation period any Subsidiary or business acquired during such period in compliance with this Agreement and to exclude on a pro forma basis for the prior period of four consecutive fiscal quarters ending as of the first day of any calculation period any Subsidiary or business sold during such period.

         "Revolving Loans" means the loans to be made by the Lender to the Borrowers pursuant to Section 2.1 of this Agreement.

         "Revolving Note" means the $40,000,000 promissory note, in substantially the form of Exhibit E attached to this Agreement, evidencing the
                          ---------
joint and several obligations of the Borrowers to repay the Revolving Loans, together with interest thereon, and all extensions, renewals, modifications and amendments of such note.

         "Security Agreement" means a security agreement, in substantially the form of Exhibit F attached to this Agreement, from each Borrower in favor of the
        ---------
Lender, creating a security interest in the Collateral, as such security agreement may be amended, modified or supplemented from time to time.

         "Security Event" means the occurrence of any one or more of the following: (a) if outstanding Funded Debt, as of June 30, 2001 or at any time thereafter, exceeds 75% of the Borrowing Base as of the end of such fiscal quarter, or (b) if the Fixed Charge Coverage Ratio for the period of four fiscal quarters ending on December 31, 2001 or the last day of any fiscal quarter the Company thereafter is less than 1.85 to 1, or (c) if an Event of Default shall occur.

         "State" means the Commonwealth of Virginia.

         "Stockholders' Equity" means, at any time, amounts that are or should be included under stockholders' equity on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

         "Stock Redemption" means the redemption, purchase, retirement or other acquisition by a Borrower of any stock of the Company or another Borrower.

         "Subsidiary" as to any Person, means a corporation, partnership, limited partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where the transaction is considered Debt for borrowed money for federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

         "Termination Date" means December 31, 2003, and any extension or extensions thereof granted by the Lender in accordance with the provisions of
Section 2.1(f) below.

         "Term Loan" means the $8,000,000 loan made by the Lender to the Borrowers pursuant to Section 2.2 of the Prior Agreement.

         "Term Note" means the $8,000,000 promissory note, dated June 28, 1998, evidencing the joint and several obligations of the Borrowers to repay the Term Loan, together with interest thereon, and all extensions, renewals, modifications and amendments of such note.

         "Total Capitalization" means, at any time, the sum of Funded Debt plus Stockholders Equity.

         "UCC" means the Uniform Commercial Code as adopted in the State, and all amendments thereto.

         "Unbilled Receivables" means all Receivables that (a) represent components of unbilled costs and estimated profits arising out of work actually performed by a Borrower under the terms of a validly and binding contract with a Customer, and (b) may be included as current assets on the balance sheet of such Borrower in accordance with GAAP, even though such amounts have not been billed to such Customer.

         Section 2.     Loans.

         Section 2.1.   Revolving Loans and Letters of Credit.
                        -------------------------------------

                  (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Revolving Loans to the Borrowers from time to time until the Termination Date in an aggregate principal amount not to exceed at any one time outstanding the Maximum Amount. Up to the Maximum Amount, the Borrowers may borrow, repay without penalty and reborrow hereunder from the date of this Agreement until the Termination Date; provided, however, that no Revolving Loan will be disbursed by the Lender if, after such disbursement the aggregate principal amount of the outstanding Funded Debt would exceed 85% of the Borrowing Base.

                  (b) The proceeds of the Revolving Loans shall be used for general corporate purposes, including short-term working capital purposes, capital expenditures, Permitted Acquisitions and permitted Stock Redemptions.

                  (c) The Company authorizes the Lender to make Revolving Loans from time to time in amounts sufficient to pay checks drawn on the operating accounts of the Borrowers with the Lender, subject to the limitation set forth in Section 2.1(a) above, all as more particularly described in any applicable Cash Management Agreement. In addition, the Company may request that a Revolving Loan be made. Any request for a Revolving Loan must be received by the Lender no later than 12:00 noon (Washington, D.C. time) on the date on which the Revolving Loan is to be made. Each request must specify the amount of the Revolving Loan and, at the option of the Lender, shall be accompanied by a current Borrowing Base Certificate and a current Aging. The Lender, in its sole discretion, may accept requests from the Company by telephone. If required by the Lender, any request made by telephone shall include all of the information required by a current Borrowing Base Certificate and a current Aging. Requests made by telephone shall be confirmed in writing and delivered to the Lender, and if requested by the Lender, accompanied by the current Borrowing Base Certificate and the current Aging, within two Business Days after the date of the request. Each Borrower appoints the Company as its agent to request and receive the proceeds of the Revolving Loans on behalf of all Borrowers. The Company agrees to distribute the proceeds of the Revolving Loans among the Borrowers when and as needed by the Borrowers for working capital. Revolving Loans may be requested by those individuals designated by the Company from time to time in written instruments delivered to the Lender. The proceeds of each Revolving Loan will be credited to a Deposit Account maintained with the Lender by the Company pursuant to a Cash Management Agreement. The Company agrees to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Revolving Loan were used.

                  (d) The unpaid principal balance of the Revolving Loans shall bear interest at a rate per annum equal to (1) the Prime Rate or (2) LIBOR plus the Applicable Margin in effect from time to time, whichever is selected by the Company. If the Company wishes to select the Prime Rate option as of the Effective Date, it must give written notice of such selection to the Lender at least three Business Days prior to the Effective Date. If the Company wishes to select the Prime Rate option after the Effective Date, it must give written notice of such selection to the Lender at least three Business Days prior to the first day of the calendar month in which such option is to become effective after the Effective Date. Once selected, the Prime Rate option shall remain in effect until the Company elects to convert to the LIBOR option by giving written notice to the Lender at least two Business Days prior to the first day of the next succeeding calendar month. When the Prime Rate option is in effect, the interest rate on the Revolving Loans shall be changed on each day on which there is a change in the Prime Rate. If the Company does not select the Prime Rate option, interest shall be calculated by reference to the LIBOR option. When the LIBOR option is in effect, the interest rate on the Revolving Loans shall be determined initially based on LIBOR in effect on the first Business Day of the calendar month in which Effective Date falls and shall be adjusted on the first Business Day of each succeeding calendar month (to be effective as of the first day of such calendar month if not a Business Day), and the Applicable Margin shall be adjusted from time to time as provided in the definition of such term. Payments of interest on each Revolving Loan shall be made on each Interest Payment Date, beginning on the Interest Payment Date next succeeding the date of disbursement of such Revolving Loan.

                  (e) The joint and several obligations of the Borrowers to repay the Revolving Loans, together with interest thereon, shall be evidenced by the Revolving Note. The unpaid principal balance of the Revolving Note shall be payable on the Termination Date.

                  (f) At the Borrower's request, the Lender from time to time may agree, in its sole discretion, to extend the Termination Date or increase the amount of Revolving Loans to be provided under this Agreement, or both. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect, and the Borrowers shall execute and deliver any amendments or modifications to the Loan Documents that the Lender may reasonably require in connection with any such extension or increase. Nothing in this Section 2.1(f) shall obligate the Lender to grant such extensions or to increase the amount of credit provided under this Agreement.

                  (g) Subject to the terms and conditions of this Agreement, the Lender may issue Letters of Credit for the account of the Borrowers from time to time until the Termination Date in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; provided, however, that no Letter of Credit will be issued by the Lender if, after such issuance, the aggregate principal amount of the outstanding Funded Debt would exceed the Borrowing Base. Prior to the issuance of any Letter of Credit, the Lender must receive an appropriately completed Letter of Credit Agreement, executed by the Borrowers, not less than five Business Days prior to the date on which the Letter of Credit is to be issued. Each such request shall specify the name of the beneficiary of the Letter of Credit, the amount and expiration date of the Letter of Credit and the purpose for which the Letter of Credit is being issued. Unless otherwise approved by the Lender in its sole discretion, no Letter of Credit shall have a stated maturity of more than one year after the date of its issuance, and in no event shall a Letter of Credit expire later than the Termination Date. The purpose for which each Letter of Credit is to be issued and the form of each Letter of Credit shall be subject to the Lender's approval. The Borrowers shall pay to the Lender upon its demand therefor any amounts paid by the Lender under a Letter of Credit, together with interest on such amounts from the date of demand at a per annum rate equal to the Prime Rate, adjusted daily when and as the Prime Rate is changed. Subject to the provisions of this Section 2.1, the Borrowers may use the proceeds of a Revolving Loan to pay any Obligations arising out of a Letter of Credit. The Borrowers promises to pay to the Lender
(1) a nonrefundable $300 opening fee upon the issuance of each Letter of Credit,
(2) a nonrefundable commission with respect to each Letter of Credit in an amount equal to 1.50% per annum, calculated on the face amount of such Letter of Credit for the entire term thereof, which fee shall be due and payable in advance on the date of issuance of such Letter of Credit, and (3) a nonrefundable $250 amendment fee upon the reissuance or amendment of any previously issued and outstanding Letter of Credit.

                  (h) The Borrowers shall have the right to increase the Maximum Amount by up to $20,000,000, subject to the following conditions:

                        (1) No Default or Event of Default shall have occurred and be continuing at the time of any such increase;

                        (2) The Company shall give the Lender not less than 20 Business Days' prior written notice of the request of the Borrowers for such increase;

                        (3)  Each increase shall be in the amount of
$10,000,000 or an integral multiple thereof; and

                        (4) On the effective date of such increase, the Borrowers shall execute and deliver to the Lender a new Revolving Note in the amount of the Maximum amount, as increased.

                  (i) Any loans and letters of credit made pursuant to the Prior Agreement and outstanding on the Effective Date, other than the Term Loan, shall be deemed to be outstanding Revolving Loans and Letters of Credit, respectively, under this Agreement.

         Section 2.2.   Term Loan.
                        ----------

                  (a) The Borrowers acknowledge and agree that the unpaid principal balance of the Term Loan as of the date of this Agreement is $3,200,000.

                  (b) The unpaid principal balance of the Term Loan from time to time outstanding shall continue to bear interest at 6.89% per annum. Payments of interest on the Term Loan shall be made on each Interest Payment Date, beginning on the Interest Payment Date next succeeding the date of this Agreement.

                  (c) The joint and several obligations of the Borrowers to repay the Term Loan, together with interest thereon, are evidenced by the Term Note. The principal of the Term Loan shall is payable in equal consecutive quarterly installments of $400,000 each due on the first day of each January, April, July, and October, continuing until July 1, 2003, when the unpaid principal balance of the Term Loan and all accrued and unpaid interest thereon shall be due and payable. The Borrowers shall have the right to prepay the Term
Note in whole or in part at any time, subject to the payment of a prepayment premium equal calculated in accordance with the terms of Schedule 2.2(c)
                                                         ---------------
attached hereto. Partial prepayments of the Term Note shall be applied to installments due thereunder in the inverse order of their maturities. Amounts prepaid with respect to the Term Loan may not be reborrowed.

         Section 2.3.   Payments and Computations. All payments due under this
                        -------------------------
Agreement (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Notes, the Letter of Credit Agreements or the Loans shall be made in lawful money of the United States of America, in immediately available funds, without defense, setoff or counterclaim, to the Lender at its office at Commercial Loan Services, P.O. Box 26202, Richmond, Virginia 23260-6202, or at such other place as the Lender may designate, and shall be applied first to accrued fees, next to accrued late charges, next to accrued interest and then to principal. If any payment of principal, interest or fees is due on a day other than a Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect to the extension. If any payment of principal, interest or fees is not made within ten days of its due date, the Borrowers agree to pay to the Lender a late charge equal to 5% of the amount of the payment. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, interest shall accrue on the Loans at a per annum rate of 2% above the rate of interest that otherwise would be applicable. Interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed. The Lender may, but shall not be obligated to, debit the amount of any payment due from the Borrowers under this Agreement to any deposit or investment account of any Borrower maintained with the Lender or any Affiliate of the Lender. No setoff, claim, counterclaim, reduction or diminution of any obligation of any defense of any kind or nature that a Borrower has or may have against the Lender (other than the defense of payment) shall be available against the Lender in any suit or action brought by the Lender to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by the Borrowers of any rights or claims that the Borrowers may have against the Lender, but any recovery upon such rights and claims shall be had from the Lender separately, it being the intent of this Agreement and the other Loan Documents that the Borrowers shall be obligated to pay, absolutely and unconditionally, all amounts due hereunder and under the other Loan Documents.

         Section 2.4.   Increased Costs. If, as a result of any Regulatory
                        ---------------
Change or for any other reason, the Lender incurs Increased Costs, the Borrowers agree to pay such Increased Costs to the Lender within ten Business Days after receipt by the Company of the Lender's invoice therefor. The invoice will be accompanied by a written statement of the Lender setting forth in reasonable detail the basis and the calculation of the Increased Costs. The Lender's calculation shall include reasonable averaging and attribution methods to determine the Increased Costs attributable to the Loans.

         Section 2.5.   Administrative Fee. In consideration of the expenses
                        ------------------
incurred by the Lender in connection with administering the Loans and monitoring the Borrowing Base, the Borrowers agree to pay to the Lender an annual, non-refundable administration fee of $80,000 per year, payable quarterly, in advance, in installments of $20,000 each, due on the Effective Date, and on last day of each three-month period thereafter, through and including such payment date next preceding the Termination Date, subject to the adjustment of the final payment as set forth below. If the Borrowers elect to increase the Maximum Amount, the annual fee shall increase by $20,000, and the quarterly installments thereof shall increase by $5,000, for each $10,000,000 increase in the Maximum Amount, effective as of the fee payment date next succeeding any such increase in the Maximum Amount. On the payment date next preceding the Termination Date, the amount due shall be equal to the quarterly installment then due, multiplied by a fraction, the numerator of which shall be the number of days from such payment date through and including the Termination Date, and the denominator of which shall be 90.

         Section 2.6.   Primary Depository Relationship. If the Company fails
                        -------------------------------
to maintain its Primary Operating Account with the Lender, interest shall accrue on the Loans at a per annum rate of 1.0% above the rate of interest that otherwise would be applicable, effective as of the first day following the day on which the Company moves its Primary Operating Account.

         Section 2.7.   Mandatory Prepayment. The Borrowers shall first prepay
                        --------------------
the Revolving Loans, next provide cover for the Letters of Credit, as specified below, and next prepay the Term Loan, upon the Lender's demand therefor, to the extent that the aggregate amount of outstanding Funded Debt exceeds the Borrowing Base at any time. In the event that the Borrowers shall be required to provide cover for the Letters of Credit, the Borrowers shall effect the same by paying to the Lender immediately available funds in an amount equal to the required amount, which funds shall be retained by the Lender in a cash collateral account until such time as the Letters of Credit shall have been terminated and all Obligations with respect to the Letter of Credit are paid in full.

         Section 2.8.   Optional Termination Date. The Borrowers may terminate
                        -------------------------
the Lender's obligations to make Loans and issue Letters of Credit under this Agreement provided that (a) the Company gives the Lender not less than 30 days' prior written notice of such termination, specifying the Optional Termination Date, (b) the Borrowers pay in full, on the Optional Termination Date, all Obligations (including, without limitation, all prepayment premiums and the balance of any administrative fees that would be payable through the Termination Date pursuant to Section 2.5), and (c) the Borrowers shall, on the Optional Termination Date, provide cover for the Letters of Credit pursuant to
Section 2.7.

         Section 3.     Collateral.
                        ----------

         Section 3.1.   Blanket Security Interest. To secure the Obligations
                        -------------------------
upon the occurrence of a Security Event, each Borrower (a) shall execute and deliver to the Lender, on the Effective Date, a Security Agreement which grants to the Lender, its successors and assigns, a first priority security interest in the Collateral, and (b) shall execute and deliver to the Lender, on the Effective Date, an Intellectual Property Assignment to grant to the Lender, its successors and assigns, a first priority security interest in all Intellectual Property now owned or hereafter acquired by each Borrower. The security interests created thereby shall attach to the Collateral and become effective upon the occurrence of a Security Event.

         Section 3.2.   Perfection of Security Interest. Each Borrower shall
                        -------------------------------
perform any and all steps in all relevant or appropriate jurisdictions as may be necessary or reasonably requested by the Lender to perfect, maintain and protect the Lender's security interest in the Collateral, provided that the Borrower shall not be required to make any filings under the Assignment of Claims Act unless required by the Lender after the occurrence of an Event of Default. All instruments and chattel paper that are part of the Collateral shall be delivered to the Lender, duly endorsed to the order of the Lender. Each Borrower shall pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Lender's security interests. The Lender agrees that the Borrowers shall not be required to perfect the security interests described in Section 3.1 above unless a Security Default occurs.

         Section 3.3.   Power of Attorney. Each Borrower appoints the Lender
                        -----------------
and any officer, employee or agent of the Lender, as the Lender from time to time may designate, as attorneys-in-fact for a Borrower to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this Agreement and to carry out the intent of this Agreement, to do any act that a Borrower is required to do pursuant to the terms of this Agreement and to exercise such rights and powers as each Borrower might exercise with respect to the Collateral, all at the cost and expense of the Borrowers. Each Borrower agrees that neither the Lender nor any other such attorney-in-fact will be liable for any acts of omission or commission, unless such acts were willful and malicious or grossly negligent, nor for any error of judgment or mistake of law or fact. This power is coupled with an interest and is irrevocable so long as any Obligations are outstanding. The Lender agrees that it shall not be entitled to exercise its rights under this Section 3.4 prior to the occurrence of an Event of Default.

         Section 4.     Representations and Warranties.  Each Borrower
                        ------------------------------
represents and warrants that:


         Section 4.1.   Incorporation, Good Standing and Due Qualification.
                        --------------------------------------------------
Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and (c) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except that the Company is not qualified to do business in Virginia. As of the date of this Agreement, the Company has no Subsidiaries other than SRA, and STSC, and no other Borrower has any Subsidiary.

         Section 4.2.   Power and Authority. The execution, delivery and
                        -------------------
performance by the Borrowers of the Loan Documents have been duly authorized by all necessary corporate actions and do not and will not (a) require any consent or approval of, or filing or registration with, any governmental agency or authority or the stockholders of a Borrower; (b) contravene a Borrower's articles of incorporation or bylaws; (c) result in a breach of or constitute a default under any agreement or instrument to which a Borrower is a party or by which it or its properties may be bound or affected; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by a Borrower; or (e) cause a Borrower to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Borrower.

         Section 4.3.   Legally Enforceable Agreement. This Agreement is, and
                        -----------------------------
each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

         Section 4.4.   Financial Statements. The financial statements of the
                        --------------------
Borrowers that have been furnished to the Lender in connection with this Agreement are complete and correct and fairly present the financial condition of the Borrowers as of the dates of such statements. Since the dates of such statements, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrowers.

         Section 4.5.   Litigation. There is no pending or threatened action,
                        ----------
investigation or proceeding against or affecting a Borrower before any court, governmental agency or arbitrator, that, in any one case or in the aggregate, if adversely determined, would have a material adverse effect on the financial condition, operations, properties or business of a Borrower.

         Section 4.6.   Ownership and Liens. Each Borrower has title to all
                        -------------------
of its assets, including the Collateral, and none of the Collateral or such assets is subject to any Lien, except Liens permitted by this Agreement.

         Section 4.7.   ERISA. No Borrower has incurred any material
                        -----
"accumulated funding deficiency" within the meaning of (s) 302 of ERISA or
 ------------------------------
(s) 412 of the Code, nor has any Borrower incurred any material liability to the PBGC in connection with any "employee pension benefit plan" (as defined in
                             -----------------------------
(s) 3(2) of ERISA) established or maintained by a Borrower. None of the employee pension benefit plans (as defined above) of a Borrower, nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in (s) 406 of ERISA or
 ----------------------
(s) 4975 of the Code, that could subject such plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with such plans or any such trust to any material liability or tax or penalty on prohibited transactions imposed by such (ss) 406 or 4975. Neither the
Borrowers nor any Affiliate of the Borrowers are now, or at any time in the past have been, obligated to make contributions to a "multiemployer plan," as such
                                                 ------------------
term is defined in (s) 4001(a)(3) of ERISA.

         Section 4.8.   Taxes. Each Borrower has filed all tax returns (federal,
                        -----
state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, other than those being contested in good faith and in appropriate proceedings.

         Section 4.9.   Debt. No Borrower is directly or contingently obligated
                        ----
with respect to any Debt that is not permitted by this Agreement. No Borrower is in default with respect to any Debt.

         Section 4.10.  Corporate Name; Chief Executive Office. During the five
                        --------------------------------------
years immediately preceding the date of this Agreement, no Borrower nor any predecessor of a Borrower has used any name other than its current corporate name and the names listed on Schedule 4.10. The chief executive office of each
                             -------------
Borrower, within the meaning of Section 9.103(3)(d) of the UCC, is now at 4300 Fair Lakes Court, Fairfax, Virginia 22033, and prior to such location was at 2000 15th Street North, Arlington, Virginia 22201.

         Section 4.11.  Debarment and Suspension. No event has occurred and no
                        ------------------------
condition exists that may result in the debarment or suspension of a Borrower from any contracting with the Government, and no Borrower nor any Affiliate of a Borrower has been subject to any such debarment or suspension prior to the date of this Agreement.

         Section 4.12.  Material Contracts. Attached hereto as Schedule 4.12
                        ------------------                     -------------
is a correct and complete list, as of the date of this Agreement, of each Material Contract. No Borrower, Subsidiary or any other party thereto is in material default under any Material Contract.

         Section 4.13.  Intellectual Property. As of the date hereof, all
                        ---------------------
Intellectual Property of the Borrows which has been registered with the United States Patent and Trademark Office or the Register of Copyrights is listed on
Schedule 4.13 attached hereto. Each Borrower and each Subsidiary owns or has the
-------------
right to use under valid license agreements or otherwise all Intellectual Property that is required or necessary for the conduct of the business of each Borrower and its Subsidiaries as now conducted or proposed to be conducted without any conflict with any rights of any other Person.

         Section 4.14.  True and Complete Information. All factual and financial
                        -----------------------------
information (taken as a whole) previously furnished to the Lender in connection with this Agreement by the Borrowers and each Subsidiary is, and all factual and financial information (taken as a whole) furnished to the Lender by the Borrowers and the Subsidiaries after the date of this Agreement will be, true and accurate in all material respects on the date on which such information is dated, certified or furnished, and is not, and will not be, incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. Notwithstanding the foregoing, the Lender acknowledges and agrees that projected financial information provided by the Borrowers will be prepared in good faith and on the basis of renewable assumptions.

         Section 4.15.  Integrated Business. The Borrowers and the Subsidiaries
                        -------------------
will be engaged as an integrated group in providing services and goods to their respective Customers. The integrated operation will require financing on such a basis that credit supplied to the Borrowers be made available from time to time to all Borrowers and Subsidiaries of the Borrowers, as required for the successful operation of the Borrowers and the Subsidiaries separately, and the integrated operation as a whole. In that connection, the Borrowers and the Subsidiaries will request that the Lender provide the Loans to and issue the Letters of Credit for the Borrowers to finance such operation. Each Borrower will derive benefit, directly and indirectly, from the credit so extended to the Borrowers, both in its separate capacity and as a member of the integrated group.

         Section 4.16.  Employee Relations. No Borrower is a party to any
                        ------------------
collective bargaining agreement nor has any labor union been recognized as the representative of its employees. No Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

         Section 4.17.  Burdensome Provisions. No Borrower is a party to any
                        ---------------------
indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, governmental approval or applicable law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrowers do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a governmental authority will be so burdensome as to have a Material Adverse Effect.

         Section 4.18.  Absence of Defaults. No event has occurred and is
                        -------------------
continuing which constitutes a Default or an Event of Default. No event has occurred and is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower under any Material Contract or judgment, decree or order to which any Borrower is a party or by which any Borrower or any of its properties may be bound or which would require any Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

         Section 4.19.  Regulation U. Neither the Company nor any Subsidiary is
                        ------------
engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 4.20.  Survival of Representations and Warranties, Etc. All
                        ------------------------------------------------
statements contained in any certificate, financial statement or other instrument delivered by any Borrower to the Lender pursuant to this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by any Borrower prior to the date hereof and delivered to the Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrowers under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the date hereof, the Effective Date and at and as of the date of the disbursement of any Loan or issuance of any Letter of Credit, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date). All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents, the making of the Loans and the issuance of the Letters of Credit.

         Section 5.     Affirmative Covenants. Each Borrower covenants and
                        ---------------------
agrees that:

         Section 5.1.   Maintenance of Existence. Each Borrower will preserve
                        ------------------------
and maintain its corporate existence and good standing in the jurisdiction of its formation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

         Section 5.2.   Maintenance of Records. Each Borrower will keep
                        ----------------------
adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of such Borrower. The principal records and books of account, including those concerning the Collateral, shall be kept at the chief executive office of the Borrowers described above. No Borrower will move such records and books of account or change its chief executive office or the name under which it does business without (a) giving the Lender at least 30 days' prior written notice, and (b) executing and delivering financing statements satisfactory to the Lender prior to such move or change.

         Section 5.3.   Maintenance of Properties. Each Borrower will maintain,
                        -------------------------
keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 5.4.   Conduct of Business. Each Borrower will continue to
                        -------------------
engage in a business of the same general type as conducted by it on the date of this Agreement.

         Section 5.5.   Maintenance of Insurance. Each Borrower will maintain
                        ------------------------
insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

         Section 5.6.   Compliance with Laws. Each Borrower will comply in all
                        --------------------
respects with all applicable laws, rules, regulations and orders (including, without limitation, ERISA), such compliance to include, without limitation, paying, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property other than those being contested in good faith and in appropriate proceedings.

         Section 5.7.   Right of Inspection. At any reasonable time and from
                        -------------------
time to time, with reasonable notice, each Borrower will permit the Lender or any agent or representative of the Lender to audit, examine and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, each Borrower, and to discuss the affairs, finances and accounts of each Borrower with any of its officers and directors and each Borrower's independent accountants. The Borrowers agree to reimburse the Lender for all reasonable audit and Collateral verification and examination expenses incurred by it for not more than one such examination per calendar year; provided the Borrowers agree to reimburse the Lender for all such expenses incurred by it if a Default or Event of Default has occurred or if such audit uncovers the occurrence of a Default or Event of Default.

         Section 5.8.   Reporting Requirements. The Borrowers will furnish to
                        ----------------------
the Lender:

                  (a)   Quarterly Financial Statements of the Company. As soon
                        ---------------------------------------------
as available and in any event within 60 days after the end each fiscal quarter of each fiscal year, unaudited financial statements consisting of a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of stockholders' equity and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter. For each such period, the Company also will provide consolidating income statements for the Company and its Subsidiaries segregating New Ventures activities from all other activities of the Company and its Subsidiaries. Quarterly financial statements will be provided in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with the GAAP. Such financial statements shall be certified to be accurate by a Principal Officer of the Company (subject to year-end adjustments) and shall be accompanied by a Covenant Compliance Certificate for such period;

                  (b)   Annual Financial Statements of the Company. As soon as
                        ------------------------------------------
available and, in any event, within 90 days after the end of each fiscal year of the Company, audited financial statements consisting of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, and unaudited consolidating statements of income of the Company and its Subsidiaries for such fiscal year, segregating New Ventures activities from all other activities of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP, accompanied by an opinion thereon acceptable to the Lender of Arthur Andersen LLP or any other independent certified public accounting firm selected by the Company and acceptable to the Lender;

                  (c)   Management Letters. Promptly upon receipt thereof,
                        ------------------
copies of any reports submitted to the Company by independent certified public accountants in connection with examination of the financial statements of the Company made by such accountants;

                  (d)   Notice of Litigation. Promptly after the commencement
                        --------------------
thereof, notice of all actions, suits, investigations and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting a Borrower, that, if determined adversely to such Borrower, could have a Material Adverse Effect;

                  (e)   Notice of Defaults and Events of Default. As soon as
                        ----------------------------------------
possible and, in any event, within ten days after the occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that is proposed to be taken by the Borrowers with respect thereto;

                  (f)   Proxy Statements, etc. Promptly after the sending or
                        ---------------------
filing thereof, copies of all proxy statements, financial statements and reports that the Company sends to its stockholders, other than routine notices concerning the annual meetings of the Company;

                  (g)   Borrowing Base Certificate and Receivables Detail. As
                        -------------------------------------------------
soon as available and, in any event, within 30 days after the end of each fiscal month during which the outstanding Funded Debt exceeded 50% of the Borrowing Base at any time, and in any event within 60 days after the end of each fiscal quarter of the Company(1) a Borrowing Base Certificate appropriately completed and executed by a Principal Officer of the Company and including a computation of the Borrowing Base as of the last day of the previous calendar month, accompanied by (i) an Aging as of the last day of the previous calendar month,
(ii) such other supporting documents as the Lender from time to time reasonably may request, and (iii) such invoices, instruments, chattel paper and other evidence of indebtedness representing any Receivables, duly endorsed to the Lender, as the Lender may request; and (2) an Eligible Unbilled Receivables report in form and detail acceptable to the Lender;

                  (h)   Unbilled Receivables and Contract Backlog Reports. As
                        -------------------------------------------------
soon as available and, in any event, within 60 days after the end of each fiscal quarter of the Company, an Unbilled Receivables report and a contract backlog report reflecting all contracts of the Borrowers, the work completed and billed under such contracts, the work remaining to be completed and billed and the type and term of each contract, each in form and detail acceptable to the Bank;

                  (i)   Customer List. If required by the Lender, within 90 days
                        -------------
after the end of each fiscal quarter of the Company, a current Customer List;

                  (j)   Management Changes. At least 30 days prior written
                        ------------------
notice of any new appointments to the offices of the president, chairman or chief financial officer of any Borrower;

                  (k)   Projections. At least 30 days prior to the end of each
                        -----------
fiscal year, consolidated and consolidating balance sheets, income statements and cash flows of the Borrowers setting forth projections for each fiscal quarter of the next succeeding fiscal year, and setting forth in reasonable detail the assumptions underlying such projections;

                  (l)   Notice of Material Adverse Effect. Prompt notice of any
                        ---------------------------------
change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Company or any Subsidiary which has had or may have a Material Adverse Effect;

                  (m)   Material Contracts. Promptly after entering into any
                        ------------------
Material Contract or amendment thereof (other than contracts awarded to a Borrower in the ordinary course of business and amendments thereof), a notice containing a description of such Material Contract or amendment (with copies thereof if requested by the Lender), and prompt written notice of the termination or breach by any Person of a Material Contract; and

                  (n)   General Information. Such other information respecting
                        -------------------
the condition or operations, financial or otherwise, of the Borrowers as the Lender from time to time reasonably may request.

         Section 5.9.   Satisfaction of Conditions. The Borrowers shall cause
                        --------------------------
all of the conditions subsequent set forth in Section 7.1 to be satisfied by September 15, 2001.

         Section 6.     Negative Covenants. Each Borrower agrees that, without
                        ------------------
first obtaining the prior written consent of the Lender:

         Section 6.1.   Liens. No Borrower will create, incur, assume or permit
                        -----
to exist, any Lien upon or with respect to any of its assets or properties, now owned or hereafter acquired, except: (a) Liens in favor of the Lender; (b) Liens that are incidental to the conduct of the business of the Borrowers, are not incurred in connection with the obtaining of credit and do not materially impair the value or use of assets of the Borrowers; and (c) purchase-money Liens, whether now existing or hereafter arising (including those arising out of a Capital Lease) on any fixed assets provided that (1) any property subject to a purchase-money Lien is acquired by a Borrower in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition, (2) each such Lien shall attach only to the property so acquired, (3) the Debt of all Borrowers secured by all such Liens shall not exceed the aggregate at any time outstanding $1,500,000.

         Section 6.2.   Debt.  No Borrower will create, incur, assume or permit
                        ----
to exist, any Debt, except: (a) the Obligations; (b) Debt of a Borrower subordinated to the Obligations on terms satisfactory to the Lender;
(c) ordinary trade accounts payable; (d) unsecured Debt arising out of loans due to shareholders of the Company to finance Stock Redemptions, and (e) Debt of a

Borrower (including Debt arising out of a Capital Lease) secured by purchase-money Liens permitted by this Agreement.

         Section 6.3.   Mergers, etc. No Borrower will merge or consolidate with
                        ------------
any Person except that a Subsidiary of the Company may merge into another Person in connection with a Permitted Acquisition.

         Section 6.4.   Sale and Leaseback; Synthetic Leases. No Borrower will
                        ------------------------------------
(a) sell, transfer or otherwise dispose of, any real or personal property to any Person and thereafter, directly or indirectly, lease back the same or similar property, other than sale and lease back transactions for equipment used in the ordinary course of business in an aggregate amount not to exceed $1,000,000 for all Borrowers during any fiscal year; or (b) create, incur, assume or permit to exist any obligations under a Synthetic Lease.

         Section 6.5.   Dividends and Distributions. The Company will not
                        ---------------------------
declare or pay any dividends or distributions; or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets or obligations of the Company; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that the Company may effect Stock Redemptions if, at the time of such Stock Redemption and after giving effect thereto, no Default or Event of Default shall occur.

         Section 6.6.   Sale of Assets. No Borrower will sell, lease, assign,
                        --------------
transfer, license or otherwise dispose of, any of its now owned or hereafter acquired assets, except for (a) Inventory and Intellectual Property sold, leased or licensed in the ordinary course of business and (b) the sale or other disposition of assets other than Inventory and Intellectual Property no longer used or useful in the conduct of its business not exceeding $1,000,000 in the aggregate for the Borrowers during any fiscal year, based on the greater of book value or gross sale or disposition proceeds.

         Section 6.7.   Loans. No Borrower will make any loan or advance to any
                        -----
Person, or purchase any notes or other Debt issued by any Person, except for (a) travel advances or other, which are made to any employee of a Borrower in the ordinary course of such Borrower's business and in furtherance of such employee's performance under a contract with a Customer, and (b) loans to officers and employees of the Borrowers not to exceed $1,500,000 in the aggregate outstanding at any time for all Borrowers, provided that, after giving effect thereto, no Default or Event of Default shall occur.

         Section 6.8.   Guaranties, etc. No Borrower will create, incur,
                        ---------------
assume, or permit to exist any Guaranty Obligations.

         Section 6.9.   Acquisitions. Except for Permitted Acquisitions, no
                        ------------
Borrower will purchase or acquire (1) all or substantially all of the assets of any Person, or (2) any capital stock of or ownership interest in any other Person.

         Section 6.10.  Transactions with Affiliates and Investees. No Borrower
                        ------------------------------------------
will enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or Investee, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate or Investee.

         Section 6.11.  Financial Covenants.  The Company shall not permit:
                        -------------------

                  (a) The Capitalization Ratio to exceed 0.50 to 1 at any time;

                  (b) The Cash Flow Leverage Ratio to exceed (1) 4.25 to 1 as of June 30, 2001, and as of the end of each fiscal quarter thereafter through and including March 31, 2002, (2) 3.50 to 1 as of June 30, 2002, and as of the end of each fiscal quarter thereafter through and including March 31, 2003, and
(3) 3 to 1 as of June 30, 2003, and as of the end of each fiscal quarter thereafter; or

                  (c) The Fixed Charge Coverage Ratio to be less than 1.75 to 1 as of the end of any fiscal quarter.

         Section 6.12.  Arrangements. No Borrower will propose, consent to or
                        ------------
apply for any composition, arrangement or reorganization in accordance with the terms of its certificate of incorporation unless such composition, arrangement or reorganization has been approved in writing by the Lender.

         Section 7.     Conditions of Lending. The making of the Loans and the
                        ---------------------
issuance of the Letters of Credit shall be subject to the following conditions:

         Section 7.1.   Conditions Subsequent. The initial disbursement of the
                        ---------------------
Loans and the initial issuance of Letters of Credit after September 15, 2001, shall be subject to the satisfaction of following conditions precedent:

                  (a) The Loan Documents shall have been appropriately completed, duly executed by the parties thereto, recorded where necessary and delivered to the Lender.

                  (b) No Default or Event of Default shall have occurred and be continuing.

                  (c) All representations and warranties contained herein shall be true and correct.

                  (d) All legal matters incident to the Loans shall be satisfactory to counsel for the Lender, and the Borrowers agree to execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender reasonably may request.

                  (e) Financing statements in form and substance satisfactory to the Lender shall have been delivered to the Lender for each office where necessary to perfect the Lender's security interest in the Collateral, and termination statements shall have been filed with respect to any other financing statements covering all or any portion of the Collateral (except with respect to Liens permitted by this Agreement).

                  (g)   The Borrowers shall have delivered to the Lender
(1) certified copies of evidence of all corporate action taken by each Borrower to authorize the execution and delivery of the Loan Documents, (2) certified copies of the article of incorporation and bylaws of each Borrower, (3) a certificate of incumbency for the officers of each Borrower executing the Loan Documents, (4) a good standing certificate, dated not more than 30 days prior to the Effective Date, from the appropriate state official of any state in which each Borrower is incorporated or qualified to do business; and (5) such additional supporting documents as the Lender or counsel for the Lender reasonably may request.

                  (h) The Lender shall have received (1) a Borrowing Base Certificate, (2) an Aging, (3) a report setting forth the status of all contracts relating to Eligible Receivables from the most recent fiscal month, and (4) the financial statements of the Company, all of which shall be for the period ended on June 30, 2001.

                  (i) The Lender shall have received the written opinion of O'Melveny & Myers LLP, counsel to the Company, in form and substance satisfactory to the Lender.

                  (j) The Lender shall have received financing statement, judgment and tax lien searches reflecting that there are no Liens outstanding against the Collateral other than those permitted by the Agreement.

         Section 7.2.   Conditions Precedent to Subsequent Disbursements.
                        ------------------------------------------------
Each disbursement and issuance of Loans and Letters of Credit shall be subject to the following conditions precedent:

                  (a) No Default or Event of Default shall have occurred and be continuing.

                  (b)   No Material Adverse Effect shall have occurred.

                  (c) All representations and warranties of the Borrowers contained in the Loan Documents shall be true and correct at the date of such disbursement.

                  (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof that, in the opinion of counsel for the Lender, would make it illegal for the Lender to make Loans hereunder.

                  (e) After giving effect to such Loan or Letter of Credit, the Cash Flow Leverage Ratio and the Capitalization Ratio shall not be in excess of the ratios required as of the end of the next succeeding fiscal quarter pursuant to the terms of 6.11.

                  (f) If required by the Lender, the Company shall have delivered to the Lender a current Borrowing Base Certificate and a current Aging, duly executed by the Principal Officer of the Company and appropriately completed, and such other supporting data and documentation relating to the Receivables as may be required by the Lender in its reasonable discretion.

         Section 7.3.   Conditions Precedent to Subsidiaries Becoming Borrowers.
                        -------------------------------------------------------
Each Subsidiary formed or acquired after the date of this Agreement shall become a Borrower under this Agreement, and shall satisfy the following conditions precedent:

                  (a) The Subsidiary shall execute and deliver to the Lender an Assumption Agreement, a Security Agreement and an Intellectual Property Assignment.

                  (b) No Default or Event of Default shall have occurred and be continuing.

                  (c) All legal matters incident to such Subsidiary becoming a Borrower shall be satisfactory to counsel for the Lender, and the Subsidiary shall execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender reasonably may request.

                  (d) The Lender shall have received an opinion of counsel to the Subsidiary, addressed to the Lender, covering such matters as the Lender may request, in form and substance satisfactory to the Lender.

                  (e) Financing statements in form and substance satisfactory to the Lender shall have been delivered to the Lender for each office where necessary to perfect the security interest of the Lender in the Collateral of the Subsidiary, termination statements shall have been filed with respect to any other financing statements covering all or any portion of such Collateral (except with respect to Liens permitted by this Agreement), all taxes and fees with respect to such recording and filing shall have been paid by the Subsidiary and the Lender shall have received such lien searches or reports as it shall require confirming that the foregoing filings and recordings have been completed.

                  (f) The Subsidiary shall have delivered the following documents to the Lender, each of which shall be certified as of the date on which the Subsidiary is to become a Borrower, by its secretary or representative performing similar functions: (1) copies of evidence of all actions taken by the Subsidiary to authorize the execution and delivery of the applicable Loan Documents; (2) copies of the articles or certificate of incorporation and bylaws (or the organizational documents for a Borrower that is not a corporation) of the Subsidiary; and (3) a certificate as to the incumbency and signatures of the officers of the Subsidiary executing the Loan Documents.

                  (g) The Lender shall have received current certificates of good standing and qualification issued by the appropriate state official of the state of formation of the Subsidiary and in each jurisdiction in which it is qualified to do business.

                  (h) The Lender shall have received an Aging, Borrowing Base Certificate and Inventory schedule of the Subsidiary, together with any other information and documents the Lender may reasonably request with respect to the Collateral of the Subsidiary.

                  (i) If required by the Lender, the Lender shall have received a satisfactory field examination of the Collateral and internal control systems of the Subsidiary performed by a consultant selected by the Lender, and the Borrowers shall have reimbursed the Lender for the cost of such consultant.

                  (j) All Intellectual Property of such Subsidiary that is subject or entitled to United States copyright, patent or trademark protection shall have been duly registered with the Register of Copyrights or the United States Patent and Trademark Office, as applicable, an Intellectual Property Assignment shall have been recorded in such office, and the Lender shall have received evidence that no Liens are recorded with respect thereto.

                  The Borrowers agree no Receivable of a Subsidiary shall be included in the Borrowing Base prior to the date on which all of the foregoing conditions are satisfied.

         Section 8.     Default.
                        -------

         Section 8.1.   Events of Default.  Each of the following shall
                        -----------------
constitute an Event of Default under this Agreement:

                  (a) Failure of a Borrower to pay any Obligation to the Lender, including, without limitation, the principal of or interest on any Note or the Loans, or amounts due under a Letter of Credit Agreement, when the same shall become due and payable, whether at maturity, or otherwise, and such failure shall continue for a period of ten days; or

                  (b) If a Borrower refuses to permit the Lender to inspect, examine, verify or audit the Collateral in accordance with the provisions of this Agreement; or

                  (c) Failure of a Borrower to perform or observe any covenant contained in Section 6of this Agreement; or

                  (d) Failure of the Borrowers to perform their obligations under Section 5.8(g), and such failure shall continue for a period of ten days, provided that such ten-day period may be extended to up to 30 days to the extent that such failure is attributable to unforeseen operational problems or personnel departures, and there are not more than two such extensions in any period of four consecutive fiscal quarters; or

                  (e) Failure of a Borrower to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement (except any such failure resulting in the occurrence of another Event of Default described in this Section), within 30 days after the earlier of actual knowledge thereof by such Borrower or written notice from the Lender to the Company specifying such failure; or

                  (f) If any representation or warranty made or deemed made by a Borrower in this Agreement, any Loan Document or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement (including any Covenant Compliance Certificate, Borrowing Base Certificate or financial statements) or in connection with any borrowing under this Agreement was materially untrue when made or deemed made under the terms of this Agreement; or

                  (g) If, as a result of default, any other obligation of a Borrower for the payment of any Debt in an aggregate principal amount of $250,000 or more becomes or is declared to be due and payable prior to the expressed maturity thereof, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction; or

                  (h) A Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of such Borrower or any substantial part of its property, or commences any proceeding relating to such Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

                  (i) If, within 60 days after the filing of a bankruptcy petition or the commencement of any proceeding against a Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, bonded or discharged, or, if, within 60 days after the appointment, without the consent or acquiescence of such Borrower, of any trustee, receiver or liquidator of a Borrower or of all or any substantial part of the properties of a Borrower, the appointment shall not have been vacated; or

                  (j) Any judgment against a Borrower in excess of $250,000 or any attachment in excess of $250,000 against any property of a Borrower that remains unpaid, undischarged, unbonded or undismissed for a period of 30 days, unless and to the extent that the judgment or attachment is appealed in good faith in a court of higher jurisdiction and the appeal remains pending; or

                  (k) If any of the following events shall occur or exists with respect to any Borrower or any employee benefit or other plan established, maintained or to which contributions have been made by any Borrower, any Affiliate of any Borrower or any other Person that, together with the Borrower, would be treated as a single employer under (s) 4001 of ERISA, and the Lender determines that the same would have a Material Adverse Effect: (1) any prohibited transaction (as defined in (s) 406 of ERISA or (s) 4975 of the Code),
(2) any reportable event (as defined in (s) 4043 of ERISA and the regulations issued thereunder), (3) the filing under (s) 4041 of ERISA of a notice of intent to terminate any such plan or the termination of such plan, or (4) the institution of proceedings by the PBGC under (s) 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan; or

                  (l) If any Borrower, any Subsidiary or any Affiliate of any Borrower or Subsidiary shall be debarred or suspended from contracting with the Government; or

                  (m) The Loan Documents shall for any reason cease to be in full force and effect; or

                  (n) If the Lender, in good faith, deems itself insecure or determines that an event has occurred that will result in a Material Adverse Effect, and the cause for such determination is not cured to the Lender's satisfaction within 30 days after notice from the Lender to the Company specifying the Lender's basis therefor; or

                  (o) The dissolution, liquidation or termination of existence of a Borrower; or

                  (p) If a Borrower fails to give the Lender any notice required by this Agreement within ten days after the occurrence of the event giving rise to the obligation to give such notice, provided that such failure to give notice shall not constitute an Event of Default if the applicable Event of Default or breach is cured within any grace period that otherwise would have been applicable had the notice been timely given; or

                  (q) If the Company at any time owns less than 100% of the outstanding voting capital stock of any other Borrower, or if Ernst Volgenau and William K. Brehm at any time collectively own or control less than the amount of outstanding voting capital stock of the Company necessary to elect a majority of the Company's board of directors; or

                  (r) The occurrence of an event of default under any other Loan Document and the expiration of all applicable cure periods.

         Section 8.2.   Remedies upon Default. Upon the occurrence of an Event
                        ---------------------
of Default, the following provisions shall be applicable:

                  (a) The Lender, at its option, may terminate its obligation to make Loans and issue Letters of Credit under this Agreement and declare all Obligations (including, without limitation, any prepayment premium and the remaining balance of administrative fees that would be payable through the Termination Date pursuant to Section 2.5), whether incurred prior to, contemporaneous with or subsequent to the date of this Agreement, and whether represented in writing or otherwise, immediately due and payable and may exercise all of its rights and remedies against the Borrowers and any Collateral. The Lender also may require the Borrowers to pay, and the Borrowers agree to pay, to the Lender an amount of cash equal to the aggregate amount of the Letters of Credit then outstanding, and any amounts paid by the Borrowers shall be held by the Lender in a cash collateral account, over which the Lender shall have the exclusive power of withdrawal, as security for the Obligations arising out of the Letters of Credit and the Letter of Credit Agreements.

                  (b) The Lender is hereby authorized at any time or from time to time, without notice to the Borrowers (any such notice being expressly waived by each Borrower), to setoff and apply any deposit (general or special, time or demand, provisional or final) or investment account at any time held, including any certificate of deposit, and other indebtedness at any time owed by the Lender or any of its affiliates, whether or not any such deposit or indebtedness is then due, to or for the credit or account of any Borrower against any and all of the Obligations.

         Section 9.     Miscellaneous.
                        -------------

         Section 9.1.   Collection Costs. The Borrowers shall pay all of the
                        ----------------
reasonable costs and expenses incurred by the Lender in connection with the enforcement of this Agreement and the other Loan Documents, including, without limitation, reasonable attorneys' fees and expenses.

         Section 9.2.   Modification and Waiver. Except for the other documents
                        -----------------------
expressly referred to in this Agreement, this Agreement contains the entire agreement between the parties and supersedes all prior agreements between the Lender and the Borrowers concerning the Loans and the Letters of Credit. No modification or waiver of any provision of this Agreement or any other Loan Document and no consent by the Lender to any departure therefrom by any Borrower shall be effective unless such modification or waiver shall be in writing and signed by the Borrowers and by an officer of the Lender with a title of vice president or any higher office, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender contained in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by law.

         Section 9.3.   Notices. All notices, requests, demands or other
                        -------
communications provided for in this Agreement (except for requests for Loans made by telephone as described in Section 2.1 above) shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the Lender at 1445 New York Avenue, NW, Washington, DC 20005, Attention: Nancy R. Petrash, or to the Borrowers in care of the Company at 4300 Fair Lakes Court, Fairfax, Virginia 22033, Attention: Stephen C. Hughes. Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand,
(c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. Any Borrower or the Lender may change its address by notifying the other party of the new address in any manner permitted by this Section 9.3. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not affect the date of such notice, election or demand sent in accordance with the foregoing provisions.

         Section 9.4.   Counterparts. This Agreement may be executed by the
                        ------------
parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same agreement.

         Section 9.5.   Captions. The captions of the various sections and
                        --------
paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         Section 9.6.   Survival of Agreements. All agreements, representations
                        ----------------------
and warranties made herein shall survive the delivery of this Agreement and the making and renewal of the Loans hereunder.

         Section 9.7.   Fees and Expenses. Whether or not any Loans are made
                        -----------------
hereunder, the Borrowers shall pay on demand all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, filing, recording and enforcement of this Agreement and any of the documents executed or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel to the Lender, and local counsel who may be retained by the Lender, with respect to this Agreement and such documents and any amendments thereof and with respect to advising the Lender as to its rights and responsibilities thereunder.

         Section 9.8.   Use of Defined Terms. All terms defined in this
                        --------------------
Agreement shall have the defined meanings when used in certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context shall otherwise require.

         Section 9.9.   Successors and Assigns. This Agreement shall inure to
                        ----------------------
the benefit of and bind the respective parties hereto and their successors and assigns; provided, however, that no Borrower may assign its rights hereunder without the prior written consent of the Lender.

         Section 9.10.  Accounting Terms. All accounting terms used herein that
                        ----------------
are not otherwise expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided herein, all financial computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a balance sheet or other financial statement or financial computation with respect to a Borrower, such terms shall mean a consolidated balance sheet or other financial statement or financial computation, as the case may be, with respect to such Borrower and its Subsidiaries.

         Section 9.11.  Confidentiality. Except as otherwise provided by
                        ---------------
applicable law, the Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Company in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of its affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide assignee, participant or other transferee in connection with the contemplated transfer of any Loan or participations therein (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any governmental authority or representative thereof or pursuant to legal process; (d) to the Lender's independent auditors, counsel and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Lender of rights hereunder or under any of the other Loan Documents.

         Section 9.12.  Limitation of Liability. Each Borrower hereby waives,
                        -----------------------
releases, and agrees not to sue the Lender or any of the Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

         Section 9.13.  Waiver. EACH OF THE LENDER AND THE BORROWERS EXPRESSLY
                        ------
WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION OR OTHER DISPUTE RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         Section 9.14.  Severability. If any provision of any Loan Document is
                        ------------
held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable, such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document, and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document.

         Section 9.15.  Consent to Jurisdiction. Each party to this Agreement
                        -----------------------
hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of the Circuit Court for Fairfax County, Virginia, or the United States District Court for the Eastern District of Virginia, Alexandria Division, over any suit, action or proceeding arising out of or relating to this Agreement, any Loan Document or the Obligations. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in the courts designated above may be made by certified or registered mail, return receipt requested, directed to such Borrower at its address for notice stated in Section 9.3 above, or at a subsequent address of which the Lender received actual notice from such Borrower in accordance with the terms hereof, and service so made shall be complete five days after the same shall have been so mailed. The foregoing provisions shall not limit the right of the Lender or any other party hereto to serve process in any other manner permitted by law or limit the right of the Lender or other party hereto to bring any suit, action or proceeding or to obtain execution on any judgment rendered in any suit, action or proceeding in any other appropriate jurisdiction or in any other manner.

         Section 9.16.  Interpretation.
                        --------------

                  (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State, without reference to conflict of laws principles.

                  (b) The representations, warranties, covenants and agreements contained in this Agreement shall be deemed to have been given and undertaken by the Borrowers jointly and severally.


                                        [SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Agreement to be signed by their duly authorized representatives all as of the day and year first above written.

                                        LENDER:
                                        ------

                                        SUNTRUST BANK,
                                        a Georgia banking corporation

                                        By:  /s/ Nancy R. Petrash
                                             ----------------------------------
                                        Name:  Nancy R. Petrash
                                               --------------------------------
                                        Title:  Director
                                               --------------------------------


                                        BORROWERS:
                                        ---------

                                        SRA INTERNATIONAL, INC.,
                                        a Delaware corporation

                                        By:   /s/ Stephen C. Hughes
                                              ---------------------------------
                                        Name:  Stephen C. Hughes
                                               --------------------------------
                                        Title:  SVP, CFO
                                               --------------------------------


                                        SYSTEMS RESEARCH AND APPLICATIONS
                                        CORPORATION, a Virginia corporation


                                        By:  /s/ Stephen C. Hughes
                                             ----------------------------------
                                        Name:  Stephen C. Hughes
                                               --------------------------------
                                        Title:  SVP, CFO
                                               --------------------------------


                                        SRA TECHNICAL SERVICES CENTER, INC.
                                        a Delaware corporation

                                        By:  /s/ Stephen C. Hughes
                                             ----------------------------------
                                        Name:  Stephen C. Hughes
                                               --------------------------------
                                        Title:  SVP, CFO
                                               --------------------------------

                          LIST OF SCHEDULES & EXHIBITS
                          ----------------------------

            Exhibit A        - Assumption Agreement

            Exhibit B        - Borrowing Base Certificate

            Exhibit C        - Covenant Compliance Certificate

            Exhibit D        - Form of Intellectual Property Assignment

            Exhibit E        - Form of Revolving Note

            Exhibit F        - Form of Security Agreement

            Schedule 2.2(c)  - Prepayment Calculation

            Schedule 4.10    - Corporate Names

            Schedule 4.12    - Material Contracts

            Schedule 4.13    - Intellectual Property

                                    EXHIBIT A

                                     Form of
                                     -------
                              Assumption Agreement
                              --------------------

         THIS ASSUMPTION AGREEMENT (as the same may be amended, modified or supplemented from time to time, the Assumption), dated as of _____________, _____, made by ____________________________, a _____________ corporation (the
Subsidiary), in favor of the Lender (as defined below), recites and provides:

                                 R E C I T A L S

         Pursuant to the terms of a Loan Agreement, dated as of August 15, 2001(as amended, modified or supplemented from time to time, the Loan Agreement), between SRA International, Inc., a Delaware corporation (the Company), Systems Research and Applications Corporation, a Virginia corporation
(SRA), SRA Technical Services Center, Inc., a Delaware corporation (STSC, and together with the Company and SRA, the Original Borrowers), and SunTrust Bank, a Georgia banking corporation (the Lender), the Lender agreed to extend credit to the Original Borrowers. Terms defined in the Loan Agreement shall have the same defined meanings when such terms are used in this Assumption.

         [The Company owns 100% of the capital stock of the Subsidiary.] The Original Borrowers and the Subsidiary, together with the other Subsidiaries of the Original Borrowers, are engaged in business on a consolidated and integrated basis, and their integrated operations include applying for and making use of credit on a joint basis. Accordingly, the Original Borrowers have requested that the Subsidiary become a Borrower under the Loan Agreement and the other Loan Documents. The Lender has agreed to accept the Subsidiary as a Borrower thereunder, and the Subsidiary has agreed to assume the Obligations. Accordingly, the Subsidiary agrees as follows:

         1. The Subsidiary (a) assumes and agrees to be jointly and severally liable with each other Borrower for all of the Obligations now existing or hereafter arising, including, without limitation, the Obligations arising out of the Loan Agreement, the Loans, the Notes, the Letter of Credit Agreements and the other Loan Documents, and (b) agrees to be jointly and severally bound by all of the terms, covenants and conditions of the Loan Agreement, the Notes, the Letter of Credit Agreements and the other Loan Documents, and hereby assumes all of the Obligations of the Borrowers thereunder and agrees to be jointly and severally liable therefor.

         2. The Subsidiary represents that all items of equipment and inventory of the Subsidiary are located at the places specified in Schedule 1 hereto.
                                                         ----------
During the five years immediately preceding the date of this Agreement, neither the Subsidiary nor any predecessor of the Subsidiary has used any corporate or fictitious name other than its current corporate name. The Subsidiary has no trade names. The chief executive office and mailing address of the Subsidiary is 4300 Fair Lakes Court, Fairfax, Virginia 22033. The Subsidiary's exact legal name is that indicated on the signature pages hereof. The Subsidiary is an organization of the type, and is organized in the jurisdiction set forth herein. The signature page hereof accurately set forth the Subsidiary's organizational identification number or accurately states that it has none. All of the representations and warranties set forth in the Loan Agreement are incorporated by reference in this Assumption, and shall be deemed to have been made and given by the Subsidiary as of the date hereof as though such representations and warranties were applicable to it.

         3. The Subsidiary grants to the Lender, in accordance with and subject to the provisions of the Security Agreement, a security interest in all of the Collateral of the Subsidiary as security for the Obligations.

         4. Simultaneously with the execution hereof, the Subsidiary agrees to execute and deliver to the Lender a Collateral Assignment, Patent Mortgage and Security Agreement, substantially in the form attached to the Loan Agreement, granting to the Lender a security interest in all of the Intellectual Property of the Subsidiary as security for the Obligations.

         5. The Subsidiary also agrees to execute, deliver and, if applicable, record, such additional instruments, documents and agreements as the Lender may reasonably require for the purpose of effecting the assumption described herein.

         IN WITNESS WHEREOF, the Subsidiary has caused this Assumption to be executed by its duly authorized representative as of the day and year first written above.

                                        _____________________, a ___________



                                        By:      _____________________________
                                        Name:    _____________________________
                                        Title:   _____________________________
                                        Organizational Number: _______________

                                    EXHIBIT B
                                    ---------
                           BORROWING BASE CERTIFICATE
                           --------------------------
                                as of __/__/____

----------------------------------------------------------------------------
1    Billed Government Receivables                                    $$$$$

----------------------------------------------------------------------------
2    Less

     (a)   Receivables Over 90 Days
     (b)   Ineligible Receivables (see Attachment II)
     (c)
----------------------------------------------------------------------------
3    TOTAL ELIGIBLE BILLED GOVERNMENT RECEIVABLES

----------------------------------------------------------------------------
4    Billed Commercial Receivables

----------------------------------------------------------------------------
5    Less

     (a)   Receivables Over 90 Days
     (b)   Ineligible Receivables (see Attachment III)
----------------------------------------------------------------------------
6    TOTAL ELIGIBLE BILLED COMMERCIAL RECEIVABLES

----------------------------------------------------------------------------
7    Unbilled Receivables

----------------------------------------------------------------------------
8    Less Unbilled Amounts Not Billable Within 30 Days
     and Ineligible Receivables(see Attachment IV)
----------------------------------------------------------------------------
9    TOTAL ELIGIBLE UNBILLED
----------------------------------------------------------------------------
10   Borrowing Base
       Line 3  X  90%
       Line 6  X  80%
       Line 9  X  60%
----------------------------------------------------------------------------
11   TOTAL BORROWING BASE

----------------------------------------------------------------------------


Certified True and Correct
SRA International, Inc.

________________________________            Date_____________________
Name
Title

                                    Exhibit C
                             SRA INTERNATIONAL, INC.
                         COVENANT COMPLIANCE CERTIFICATE

DATE

Ms. Nancy R. Petrash
Director
SunTrust Bank
1445 New York Avenue N.W.
Washington, D.C.  20005

Dear Nancy:

Reference is made to that certain Loan Agreement dated as of August 15, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among SRA International, Inc., a Delaware corporation (the "Company"), Systems Research and Applications Corporation, a Virginia corporation, SRA Technical Services Center, Inc., a Delaware corporation, and SunTrust Bank (the "Lender"). Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Loan Agreement.

Also enclosed are the Outstanding Invoice report and Contract Backlog report as of _______________.

The undersigned hereby certifies to the Lender as follows:

     (1)  The undersigned is a Principal Officer of the Company

     (2) The undersigned has examined the books and records of each Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Covenant Compliance Certificate.

     (3) As of the date of this Covenant Compliance Certificate, no Default or Event of Default has occurred and is continuing.

     (4)  The calculations on the attached pages are true and correct.


         IN WITNESS WHEREOF, the undersigned has executed this Covenant Compliance Certificate as of the date first above written.



_____________________________
Name
Title

CALCULATION OF ADJUSTED EBILTDA

----------------------------  -------------       -------------      -------------       -------------        --------------------
                              Quarter Ended       Quarter Ended      Quarter Ended       Quarter Ended       Sum of Four Quarters
                               __/__/____           __/__/____         __/__/____          __/__/____          Ended __/__/____
----------------------------  -------------       -------------      -------------       -------------        --------------------
Net Income
----------------------------  -------------       -------------      -------------       -------------        --------------------
+ Tax Expense
----------------------------  -------------       -------------      -------------       -------------        --------------------
+ Interest Expense
----------------------------  -------------       -------------      -------------       -------------        --------------------
+ Depreciation Exp.
----------------------------  -------------       -------------      -------------       -------------        --------------------
+ Amortization Exp.
----------------------------  -------------       -------------      -------------       -------------        --------------------
+ Rent Expense
----------------------------  -------------       -------------      -------------       -------------        --------------------
+ Extraordinary or Unusual
Loss
----------------------------  -------------       -------------      -------------       -------------        --------------------
-Extraordinary or Unusual
Gain
----------------------------  -------------       -------------      -------------       -------------        --------------------
EBILTDA
----------------------------  -------------       -------------      -------------       -------------        --------------------

EBILTDA ADJUSTMENT (If Necessary)
------------------


----------------------------  -------------       -------------      -------------       -------------        --------------------
                              Quarter Ended       Quarter Ended      Quarter Ended       Quarter Ended        Sum of Four Quarters
                               __/__/____          __/__/____         __/__/____           __/__/____         Ended __/__/____
----------------------------  -------------       -------------      -------------       -------------        --------------------
New Ventures Pre-Tax Losses        $$$$$             $$$$$               $$$$$               $$$$$                  $$$$$
----------------------------  -------------       -------------      -------------       -------------        --------------------
Budgeted New Ventures               N/A                 N/A                  N/A                 N/A             $7,000,000
Pre-Tax Loss
----------------------------  -------------       -------------      ---------------------------------        --------------------
                                                                      Excess Net New Venture Pre-Tax
                                                                       Losses
----------------------------  -------------       -------------      ---------------------------------        --------------------

----------------------------  -------------       -------------      -------------       -------------        --------------------
Extraordinary or Unusual           $$$$$               $$$$$             $$$$$                $$$$$                 $$$$$
Pre-tax Gains
----------------------------  -------------       ----------------------------------------------------        --------------------
                                                   New Ventures Addition*
----------------------------  -------------       ----------------------------------------------------        --------------------

*Gains added back may not exceed the amount of excess losses.

CASH FLOW LEVERAGE
------------------


-------------------------------------------       ------------------------------

-------------------------------------------       ------------------------------
Funded Debt                                                                $$$$$
-------------------------------------------       ------------------------------
Capitalized Operating Lease Obligations                                    $$$$$
-------------------------------------------       ------------------------------
TOTAL ADJUSTED DEBT                                                        $$$$$
-------------------------------------------       ------------------------------
EBILTDA (from page 1)                                                      $$$$$
-------------------------------------------       ------------------------------
+New Ventures Addition                                                     $$$$$
-------------------------------------------       ------------------------------
ADJUSTED EBILTDA                                                           $$$$$
-------------------------------------------       ------------------------------

-------------------------------------------       ------------------------------
CASH FLOW LEVERAGE RATIO                                                   XXX:1
-------------------------------------------       ------------------------------

FIXED CHARGE COVERAGE
---------------------


-------------------------------------------       ------------------------------
EBILTDA(from page 1)                                                       $$$$$
-------------------------------------------       ------------------------------
+New Ventures Addition                                                     $$$$$
-------------------------------------------       ------------------------------
ADJUSTED EBILTDA                                                           $$$$$
-------------------------------------------       ------------------------------

-------------------------------------------       ------------------------------
Interest Expense                                                           $$$$$
-------------------------------------------       ------------------------------
Rent Expense                                                               $$$$$
-------------------------------------------       ------------------------------
TOTAL FIXED CHARGES                                                        $$$$$
-------------------------------------------       ------------------------------

-------------------------------------------       ------------------------------
FIXED CHARGE COVERAGE RATIO                                                XXX:1
-------------------------------------------       ------------------------------

CAPITALIZATION
--------------


-------------------------------------------       ------------------------------
Funded Debt                                                                $$$$$
-------------------------------------------       ------------------------------
Total Capitalization                                                       $$$$$
-------------------------------------------       ------------------------------

-------------------------------------------       ------------------------------
Capitalization Ratio                                                       XXX:1
-------------------------------------------       ------------------------------



CERTIFIED TRUE AND CORRECT AS OF __________, 200_

SRA INTERNATIONAL, INC

By:______________________
Title:_____________________

                                    Exhibit D
                                    ---------

                     COLLATERAL ASSIGNMENT, PATENT MORTGAGE
                             AND SECURITY AGREEMENT

         This Collateral Assignment, Patent Mortgage and Security Agreement (the "Assignment") dated as of the 15/th/ day of August, 2001, and to become
 ----------
effective in accordance with the provisions set forth below, from SRA INTERNATIONAL, INC., a Delaware corporation (the "Company"), SYSTEMS RESEARCH
                                                 -------
AND APPLICATIONSCORPORATION, a Delaware corporation ("SRA"), SRA TECHNICAL
                                                      ---
SERVICES CENTER, INC., a Delaware corporation ("STSC"), and each other
                                                ----
Subsidiary that becomes a party to this Assignment in accordance with the provisions set forth in the Loan Agreement (together with the Company, SRA, and

 STSC, collectively, "Assignors," and individually, "Assignor"), in favor of
                      ---------                      --------
SUNTRUST BANK, a Georgia banking corporation ("Assignee").
                                               --------

                                    RECITALS
                                    --------

         Assignee has entered into a Loan Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement," the
                                                          --------------
terms defined therein and not otherwise defined herein being used herein as therein defined) with Assignors. It is a condition precedent to the making of the Loans and the issuance of Letters of Credit by Assignee under the Loan Agreement that each Assignor shall have assigned certain property to Assignee in accordance with this Assignment.

         NOW, THEREFORE, FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

         1. Assignment, Patent Mortgage and Grant of Security Interest. As
            ----------------------------------------------------------
collateral security for the prompt and complete payment and performance of the Obligations (as defined below), each Assignor hereby assigns, transfers, conveys and grants a security interest and mortgage to Assignee, as security, but not as an ownership interest, in and to Assignor's entire right, title and interest in, to and under the following (all of which shall collectively be called the "Collateral"), provided that the foregoing assignment, transfer, conveyance,
 ----------
grant and mortgage shall not become effective unless and until a Security Event shall occur under the Loan Agreement:

                  (a) All present and future United States registered copyrights and copyright registrations, including, without limitation, the registered copyrights listed in Exhibit A-1 to this Assignment (and including all of the
                     -----------
exclusive rights afforded a copyright registrant in the United States under 17 U.S.C. (s)106 and any exclusive rights which may in the future arise by act of Congress or otherwise) and all present and future applications for copyright registrations (including applications for copyright registrations of derivative works and compilations) (collectively, the "Registered Copyrights"), and any and
                                            ---------------------
all royalties, payments, and other amounts payable to Assignor in connection with the Registered Copyrights, together with all renewals and extensions of the Registered Copyrights, the right to recover for all past, present, and future infringements of the Registered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Registered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto;

                  (b) All present and future copyrights, or contract or license rights arising from agreements by which Assignor is a licensee, which are not registered in the United States Copyright Office (the "Unregistered Rights"),
                                                       -------------------
whether now owned or hereafter acquired, including without limitation the Unregistered Rights listed in Exhibit A-2 to this Assignment, and any and all
                              -----------
royalties, payments, and other amounts payable to Assignor in connection with the Unregistered Rights, together with all renewals and extensions of the Unregistered Rights, the right to recover for all past, present, and future infringements of the Unregistered Rights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Unregistered Rights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto. The Registered Copyrights and the Unregistered Rights collectively are referred to herein as the "Copyrights";
                  ----------

                  (c) All right, title and interest in and to any and all present and future license agreements with respect to the Copyrights, including without limitation the license agreements listed in Exhibit A-3 to this
                                                    -----------
Assignment (the "Licenses");
                 --------

                  (d) All present and future accounts, accounts receivable and other rights to payment arising from, in connection with or relating to the Copyrights;

                  (e) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, owned by Assignor;

                  (f) Any and all design rights which may be owned by Assignor now or hereafter existing, created, acquired or held;

                  (g) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached
                                                            ---------
hereto (collectively, the "Patents"), and any and all royalties, payments, and
                           -------
other amounts payable to Assignor in connection with the Patents, together with all renewals and extensions of the Patents, the right to recover for all past, present, and future infringements of the Patents, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Patents, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto;

                  (h) Any trademark and servicemark rights, whether registered or not, applications to register, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the
                              ---------
"Trademarks"), and any and all royalties, payments, and other amounts payable to
 ----------
Assignor in connection with the Trademarks, together with all renewals and extensions of the Trademarks, and the right to recover for all past, present, and future infringements of the Trademarks;

                  (i) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                  (j) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                  (k) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

                  (l) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

THE INTEREST IN THE COLLATERAL BEING ASSIGNED HEREUNDER SHALL NOT BE CONSTRUED AS A CURRENT ASSIGNMENT, BUT AS A CONTINGENT ASSIGNMENT TO SECURE EACH ASSIGNOR'S OBLIGATIONS TO ASSIGNEE.

         This Assignment secures the payment of all obligations of each Assignor now or hereafter existing under the Loan Agreement, including, but not limited to, the Loans, the Notes, and all obligations, indebtedness and liabilities of such Assignor under this Assignment and each Letter of Credit Agreement, Letter of Credit and other Loan Document, and all other obligations, indebtedness and liabilities of such Assignor to Assignee, whether now existing or hereafter arising, whether or not evidenced by notes or other instruments, and whether such obligations, indebtedness and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, joint, several, or joint and several (all such obligations of such Assignor being the "Obligations"). Without limiting the generality of the foregoing, this
 -----------
Assignment secures the payment of all amounts that constitute part of the Obligations and would be owed by each Assignor to Assignee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Assignor.

         2. Authorization and Request. Each Assignor authorizes and
            -------------------------
requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this conditional assignment.

         3. Covenants and Warranties.  Each Assignor represents, warrants,
            ------------------------
covenants and agrees as follows:

                  (a) Assignor is now the sole owner of its Collateral, except for non-exclusive licenses granted by Assignor to its Customers in the ordinary course of business.

                  (b) Listed on Exhibits A-1 and A-2 are all material Copyrights owned by Assignor, in which Assignor has an interest (excluding off-the-shelf licensed software and databases), or which are used in Assignor's business. Listed on Exhibit A-3 are all material Licenses pursuant to which Assignor has a right to use the Collateral, in which Assignor has an interest (excluding off-the-shelf licensed software and databases), or which are used in

Assignor's business. Listed on Exhibit B are all material Patents owned by Assignor, in which Assignor has an interest, or which are licensed to Assignor for use in Assignor's business. Listed on Exhibit C are all material Trademarks owned by Assignor, in which Assignor has an interest, or which are used in Assignor's business.

                  (c) Each employee, agent and/or independent contractor of Assignor who has participated in the creation of the property constituting the Collateral has either executed an assignment of his or her rights of authorship to Assignor or is an employee of Assignor acting within the scope of his or her employment and was such an employee at the time of said creation.

                  (d) If required by Assignee after the occurrence of a Security Event, all of Assignor's present and future Collateral (including, without limitation, software, computer programs and other works of authorship) subject or entitled to United States copyright, patent or trademark protection, the sale, licensing or other disposition of which results in royalties receivable, license fees receivable, accounts receivable or other sums owing to Assignor (collectively, "Receivables"), shall be registered with the United States
                -----------
Copyright Office or the United States Patent and Trademark Office, as applicable, and Assignor shall provide to Assignee copies of all such registrations promptly upon the receipt of the same.

                  (e) Assignor shall undertake all reasonable measures to cause its employees, agents and independent contractors to assign to Assignor all rights of authorship to any copyrighted material in which Assignor has or may subsequently acquire any right or interest.

                  (f) Performance of this Assignment does not conflict with or result in a breach of any agreement to which Assignor is bound, except to the extent that certain intellectual property agreements prohibit the disclosure of information or the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this Assignment constitutes an assignment or requires such disclosure.

                  (g) During the term of this Assignment, without the prior written consent of Assignee, Assignor will not transfer or otherwise encumber any interest in the Collateral, except for non-exclusive licenses granted by Assignor in the ordinary course of business or as set forth in this Assignment.

                  (h) Each part of the Collateral is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party.

                  (i) Assignor shall promptly advise Assignee of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of Assignor in or to any material Trademark, Patent or Copyright not specified in this Assignment.

                  (j) Assignor shall (1) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, subject to Assignor's reasonable business judgment as to the value of the Trademark, Patent or Copyright, and the cost of such defense, (2) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Assignee in writing of material infringements detected, and (3) not allow any Trademarks, Patents, or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Assignee, which shall not be unreasonably withheld, unless Assignor determines that reasonable business practices suggest that abandonment is appropriate.

                  (k) Assignor shall promptly register the most recent version of any of Assignor's Copyrights, Trademarks or Patents, if not so already registered, that are material to Assignor's business, and shall, from time to time, execute and file such other instruments, and take such further actions as Assignee may reasonably request from time to time to perfect or continue the perfection of Assignee's interest in the Collateral.

                  (l) This Assignment creates, and in the case of after acquired Collateral, this Assignment will create at the time Assignor first has rights in such after acquired Collateral, in favor of Assignee a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the Obligations upon making the filings referred to in clause (m) below.

                  (m) To its knowledge, except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests and assignment created hereunder and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (1) for the grant by Assignor of the security interest granted hereby or for the execution, delivery or performance of this Assignment by Assignor in the U.S. or (2) for the perfection in the United States or the exercise by Assignee of its rights and remedies thereunder.

                  (n) All information heretofore, herein or hereafter supplied to Assignee by or on behalf of Assignor with respect to the Collateral is accurate and complete in all material respects.

                  (o) Assignor shall not enter into any agreement that would materially impair or conflict with Assignor's obligations hereunder without Assignee's prior written consent. Assignor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Assignor's rights and interest in any property included within the definition of the Collateral acquired under such contracts.

                  (p) Upon any executive officer of Assignor obtaining actual knowledge thereof, Assignor will promptly notify Assignee in writing of any event that materially adversely affects the value of any material Collateral, the ability of Assignor to dispose of any material Collateral or the rights and remedies of Assignee in relation thereto, including the levy of any legal process against any of the Collateral.

         4. Assignee's Rights. Assignee shall have the right, but not the
            -----------------
obligation, to take, at each Assignor's sole expense, any actions that such Assignor is required under this Assignment to take but which such Assignor fails to take, after fifteen (15) days' notice to such Assignor. Each Assignor shall reimburse and indemnify Assignee for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 4.

         5. Inspection Rights. Each Assignor hereby grants to Assignee and its
            -----------------
employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to such Assignor, any of such Assignor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to such Assignor and as often as may be reasonably requested, but not more than one (1) in every six (6) months.

         6. Further Assurances; Attorney in Fact. Each Assignor represents,
            ------------------------------------
warrants, covenants and agrees as follows:

                  (a) Assignor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Assignee, to perfect Assignee's security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Assignment, or for assuring and confirming to Assignee the grant or perfection of a security interest in all Collateral.

                  (b) Upon an Event of Default, Assignor hereby irrevocably appoints Assignee as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, Assignee or otherwise, from time to time in Assignee's discretion, upon Assignor's failure or inability to do so, to take any action and to execute any instrument which Assignee may deem necessary or advisable to accomplish the purposes of this Assignment, including:

                           (i) To modify, in its sole discretion, this
Assignment without first obtaining Assignor's approval of or signature to such modification by amending Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Assignor no longer has or claims any right, title or interest; and

                           (ii) To file, in its sole discretion, one or more
financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Assignor where permitted by law.

         7. Events of Default. The occurrence of any of the following shall
            -----------------
constitute an Event of Default under the Assignment:

                  (a) An Event of Default occurs under the Loan Agreement; or

                  (b) Any Assignor breaches or fails to perform or observe in any material respect any representation, warranty or agreement made by such Assignor in this Assignment.

         8. Remedies. Upon the occurrence and continuance of an Event of
            --------
Default, Assignee shall have the right to exercise all the remedies of a secured party under the UCC, including without limitation, the right to:

                  (a) require any Assignor to assemble any tangible property in which the Collateral is embodied and in which Assignee has a security interest and to make it available to Assignee at a place designated by Assignee,

                  (b) exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, any and all consensual rights and powers with respect to the Collateral, and

                  (c) sell or assign or grant a license to use, or cause to be sold or assigned or grant a license to use any or all of the Collateral or any part thereof, in each case, free of all rights and claims of each Assignor therein and thereto, except to the extent such actions would violate restrictions against assignments contained in any Collateral in which such Assignor's rights arise by contract or license. In that connection, Assignee shall have the right to cause any or all of the Collateral to be transferred of record into the name of Assignee or its nominee and the right to impose (i) such limitations and restrictions on the sale or assignment of the Collateral as Assignee may deem to be necessary or appropriate to comply with any law, rule or regulation having applicability to such sale or assignment and (ii) requirements for any necessary governmental approvals. To the extent not inconsistent with any license or contract under which each Assignor's rights arise, Assignee shall have a nonexclusive, royalty-free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Assignee to exercise its rights and remedies upon the occurrence of an Event of Default. Each Assignor will pay any expenses (including reasonable attorney's fees) incurred by Assignee in connection with the exercise of any of Assignee's rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Assignee's rights and remedies with respect to the Collateral shall be cumulative.

         9. Indemnity. Each Assignor agrees to defend, indemnify and hold
            ---------
harmless Assignee and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Assignment, and
(b) all losses or expenses in any way suffered, incurred, or paid by Assignee as a result of or in any way arising out of, following or consequential to transactions between Assignee and such Assignor, whether under this Assignment or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Assignee's gross negligence or willful misconduct.

         10. Release. At such time as Assignors shall completely satisfy all of
             -------
the Obligations, Assignee shall execute and deliver to Assignors all assignments and other instruments as may be reasonably necessary or proper to terminate Assignee's security interest and any conditional assignment in the Collateral, subject to any disposition of the Collateral which may have been made by Assignee pursuant to this Assignment. For the purpose of this Assignment, the

Obligations shall be deemed to continue if any Assignor enters into any bankruptcy or similar proceeding at a time when any amount paid to Assignee could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

         11. No Waiver. No course of dealing between any Assignor and Assignee,
             ---------
nor any failure to exercise nor any delay in exercising, on the part of Assignee, any right, power, or privilege under this Assignment or under the Loan Agreement or any other agreement, shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Assignment or under the Loan Agreement or any other agreement by Assignee shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege by Assignee.

         12. Rights Are Cumulative.  All of Assignee's rights and remedies with
             ---------------------

respect to the Collateral whether established by this Assignment, the Loan Agreement, or any other documents or agreements, or by law shall be cumulative and may be exercised concurrently or in any order.

         13. Course of Dealing.  No course of dealing, nor any failure to
             -----------------
exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         14.  Attorneys' Fees.  If any action relating to this Assignment is
              ---------------
brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.

         15. Amendments. This Assignment may be amended only by a written
             ----------
instrument signed by both parties hereto. To the extent that any provision of this Assignment conflicts with any provision of the Loan Agreement, the provision giving Assignee greater rights or remedies shall govern, it being understood that the purpose of this Assignment is to add to, and not detract from, the rights granted to Assignee under the Loan Agreement. This Assignment, the Loan Agreement, and the documents relating thereto comprise the entire agreement of the parties with respect to the matters addressed in this Assignment.

         16. Severability. The provisions of this Assignment are severable. If
             ------------
any provision of this Assignment is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Assignment in any jurisdiction.

         17. Counterparts. This Assignment may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

         18. Governing Law and Jurisdiction.  This Assignment shall be governed
             ------------------------------
by the laws of the Commonwealth of Virginia, without regard for choice of law provisions. Each Assignor and Assignee consent to the nonexclusive jurisdiction of any state or federal court located in Fairfax County, Virginia.

         19. Confidentiality.  In handling any confidential information, each of
             ---------------
Assignee and its agents shall exercise the same degree of care that its exercise with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Assignment except that the disclosure of this information may be made (a) to the affiliates of Assignee, (b) to prospective transferee or purchasers of an interest in the obligations secured hereby, provided that they have entered into a comparable confidentiality agreement in favor of each Assignor and have delivered a copy to such Assignor, (c) as required by law, regulation, rule or order, subpoena judicial order or similar order and (d) as may be required in connection with the examination, audit or similar investigation of Assignee.

         20. WAIVER OF RIGHT TO JURY TRIAL. ASSIGNEE AND EACH ASSIGNOR EACH
             -----------------------------
HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (a) THIS ASSIGNENT; OR (b) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN ASSIGNEE AND SUCH ASSIGNOR; OR
(c) ANY CONDUCT, ACTS OR OMISSIONS OF ASSIGNEE OR SUCH ASSIGNOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH ASSIGNEE OR SUCH ASSIGNOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the day and year first above written.

                                           ASSIGNORS:
                                           ----------

                                           SRA INTERNATIONAL, INC.,
                                            a Delaware corporation

Address of Assignor:

                                           By: _______________________________
                                           Name: _____________________________
4300 Fair Lakes Court                      Title: ____________________________
Fairfax, Virginia  22033

                                           SYSTEMS RESEARCH AND APPLICATIONS
                                           CORPORATION,
                                            a Delaware corporation

Address of Assignor:

                                           By: _______________________________
                                           Name: _____________________________
4300 Fair Lakes Court                      Title: ____________________________
Fairfax, Virginia  22033

                                           SRA TECHNICAL SERVICES CENTER, INC.,
                                            a Delaware corporation

Address of Assignor:

                                           By: _______________________________
                                           Name: _____________________________
4300 Fair Lakes Court                      Title: ____________________________
Fairfax, Virginia  22033


                                           ASSIGNEE:
                                           ---------

                                           SUNTRUST BANK, a Georgia banking
                                           corporation
Address of Assignee:

                                           By:      ___________________________
1445 New York Avenue, N.W.                 Name:    ___________________________
Washington, D.C.  20005                    Title:   ___________________________

         ______________ OF ______________   )

         COUNTY OF ___________________      )

         On _____________________, 2001, before me, __________________________
_________________________________________, Notary Public, personally appeared
_______________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.

                                                -------------------------------
                                                Notary Public

(Seal)


         ______________ OF _____________    )

         COUNTY OF ___________________      )

         On _____________________, 2001, before me, __________________________
_________________________________________, Notary Public, personally appeared
_______________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.

                                                -------------------------------
                                                Notary Public

(Seal)

         ______________ OF _____________    )

         COUNTY OF ___________________      )

         On _____________________, 2001, before me, __________________________
_________________________________________, Notary Public, personally appeared
_______________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.

                                                -------------------------------
                                                Notary Public

(Seal)



         ______________ OF _____________    )

         COUNTY OF ___________________      )

         On _____________________, 2001, before me, __________________________
_________________________________________, Notary Public, personally appeared
_______________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.

                                                -------------------------------
                                                Notary Public

(Seal)


         ______________ OF _____________    )

         COUNTY OF ___________________      )

         On _____________________, 2001, before me, __________________________
_________________________________________, Notary Public, personally appeared
_______________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.

                                                -------------------------------
                                                Notary Public

(Seal)

                                  EXHIBIT "A-1"

                              REGISTERED COPYRIGHTS

REG. NO.                   REG. DATE                              COPYRIGHT
--------                   ---------                              ---------

                                  EXHIBIT "A-2"



                               UNREGISTERED RIGHTS

                                  EXHIBIT "A-3"



                   DESCRIPTION OF COPYRIGHT LICENSE AGREEMENTS
                   -------------------------------------------

                                   EXHIBIT "B"

                                     PATENTS

DOCKET NO.        COUNTRY         SERIAL NO.       FILING DATE           STATUS
----------        -------         ----------       -----------           ------

                                   EXHIBIT "C"

                                   TRADEMARKS

MARK              COUNTRY              SERIAL NO.                   STATUS
----              -------              ----------                   ------

                                    EXHIBIT E
                                    ---------

                                 REVOLVING NOTE
                                 --------------

$40,000,000                                                    August 15, 2001
                                                               Fairfax, Virginia

         FOR VALUE RECEIVED, the undersigned corporations (collectively, the Borrowers and individually, a Borrower) hereby jointly and severally promise to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the Lender), at Commercial Loan Services, P.O. Box 26202, Richmond, Virginia 23260-6202, or such other location as the holder hereof may in writing designate, the principal sum of FORTY MILLION AND NO/00 DOLLARS ($40,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrowers under the Loan Agreement (as defined below)), in lawful money of the United States of America in immediately available funds, on the Termination Date, without defense, offset or counterclaim, and to pay interest on the unpaid principal amount of the Revolving Loans, at such office, in like money and funds, for the period commencing on the date of each Revolving Loan until such Revolving Loan shall be paid in full, at the applicable rate per annum and on the dates provided in the Loan Agreement. The Borrowers may borrow, prepay, and reborrow hereunder in accordance with the provisions of the Loan Agreement.

         The Lender is hereby authorized by the Borrowers to maintain records of the amount of each Revolving Loan made by the Lender, the date such Revolving Loan is made, and the amount of each payment or prepayment of principal of such Revolving Loan received by the Lender. Each Borrower agrees that the amounts so evidenced in such records, absent manifest error, shall constitute conclusive evidence of the amount owed hereunder.

         This Revolving Note is the Revolving Note referred to in the Loan Agreement (as amended, modified or supplemented from time to time, the Loan Agreement), dated as of August 15, 2001, between the Borrowers and the Lender, and evidences Revolving Loans made by the Lender thereunder. Undefined capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Loan Agreement.

         Upon the occurrence and continuation of an Event of Default, the principal hereof and accrued interest hereon may be declared to be, or may become, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         Each Borrower, and every guarantor and endorser hereof, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Revolving Note.

         This Revolving Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

         IN WITNESS WHEREOF, each Borrower has caused this Revolving Note to be executed by its duly authorized representative as of the day and year first above written.

                                 BORROWERS:
                                 ----------

                                 SRA INTERNATIONAL, INC., a Delaware corporation
                                 By: _______________________________
                                 Name: ____________________________
                                 Title: _____________________________


                                 SYSTEMS RESEARCH AND APPLICATIONS CORPORATION, a Virginia corporation

                                 By: ______________________________
                                 Name: ____________________________
                                 Title: _____________________________


                                 SRA TECHNICAL SERVICES CENTER, INC.,
                                 a Delaware corporation

                                 By: _______________________________
                                 Name: ____________________________
                                 Title: _____________________________

                                    EXHIBIT F
                                    ---------

                               SECURITY AGREEMENT
                               ------------------

         THIS SECURITY AGREEMENT, dated as August 15, 2001, and to become effective in accordance with the provisions set forth below, from SRA INTERNATIONAL, INC., a Delaware corporation (the "Company"), SYSTEMS RESEARCH
                                                  -------
AND APPLICATIONS CORPORATION, a Delaware corporation ("SRA"), SRA TECHNICAL
                                                       ---
SERVICES CENTER, INC., a Delaware corporation ("STSC"), and each other
                                                ----
Subsidiary (as defined below) that becomes a party to this Agreement in accordance with the provisions set forth in the Loan Agreement, as such term is defined below (together with the Company, SRA, STSC, collectively, the "Borrowers", and individually, a "Borrower"), in favor of SUNTRUST BANK, a
 ---------                        --------
Georgia banking corporation (the "Lender"), recites and provides as follows:
                                  ------

                                    RECITALS
                                    --------

         A. Lender has entered into a Loan Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement") with
                                                          --------------
Borrowers.

         B. It is a condition precedent to the making of the Loans and the issuance of Letters of Credit by Lender under the Loan Agreement that Borrowers shall grant the security interest contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make the Loans and to issue Letters of Credit under the Loan Agreement, each Borrower hereby represents, warrants, covenants and agrees as follows:

         SECTION 1. Definitions. All capitalized terms used herein without
                    -----------
definitions shall have the respective meanings provided therefor in the Loan Agreement. The term "State", as used herein, means the Commonwealth of Virginia. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 8.9A of the Uniform Commercial Code of the State. In addition, as used in this Agreement, the following terms shall have the meanings assigned to them below, which meanings shall be equally applicable to the singular and plural forms of the terms defined.

         "Accounts Receivable" means, collectively, and includes all of the
          -------------------
following, whether now owned or hereafter acquired by a Borrower: all property included within the definitions of "accounts," "chattel paper," "documents" and "instruments" and "payment intangibles" set forth in the UCC.

         "Collateral" means the following properties, assets and rights of each
          ----------
Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof: all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supposing obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles and Intellectual Property).

         "UCC" means the Uniform Commercial Code as adopted in the State, and
          ---
all amendments thereto.

         SECTION 2. Grant of Security. Each Borrower hereby assigns and pledges
                    -----------------
to Lender, and hereby grants to Lender a security interest in all of such Borrower's right, title and interest in and to the Collateral, whether now owned or hereafter acquired by such Borrower, including all proceeds of any and all of the foregoing or hereinafter-described Collateral (including, without limitation, proceeds that constitute property of the types described herein) and, to the extent not otherwise included, all policies of insurance on any property of such Borrower and all payments and proceeds under any such insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; all cash; all books of account and records, including all computer software relating thereto; provided that the foregoing assignment, pledge and grant shall not attach to the Collateral unless and until a Security Event shall occur under the Loan Agreement.

         SECTION 3. Security for Obligations. This Agreement secures the payment
                    ------------------------
of all Obligations of each Borrower now or hereafter existing or arising. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by each Borrower to Lender under the Loan Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

         SECTION 4. Borrowers Remain Liable. Anything herein to the contrary
                    -----------------------
notwithstanding, (a) each Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of the rights hereunder shall not release any of Borrowers from any of their respective duties or obligations under the contracts and agreements included in the Collateral, and (c) Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any of Borrowers thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 5. Representations and Warranties. Each Borrower represents
                    ------------------------------
and warrants as follows:

                  (a) All items of equipment and inventory of Borrower are located at the places specified in Schedule 1 hereto. During the five years
                                   ----------
immediately preceding the date of this Agreement, neither Borrower nor any predecessor of Borrower has used any corporate or fictitious name other than its current corporate name. Borrower has no trade names. The chief executive office and mailing address of each Borrower is 4300 Fair Lakes Court, Fairfax, Virginia 22033. Each Borrower's exact legal name is that indicated on the signature pages hereof. Each Borrower is an organization of the type, and is organized in the jurisdiction set forth herein. The signature pages hereof accurately set forth each Borrower's organizational identification number or accurately states that it has none.

                  (b) Borrower is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement or liens or other encumbrances permitted by the Loan Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender relating to this Agreement or otherwise permitted by the Loan Agreement.

                  (c) Borrower has exclusive possession and control of the Collateral.

                  (d) This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations and, when properly perfected, shall constitute a valid perfected security interest in such Collateral, free and clear of all Liens except as permitted by the Loan Agreement.

                  (e) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, other than the filing of UCC-1 financing statements in the applicable filing offices and such documentation as is required to comply with the Assignment of Claims Act, is required (1) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Borrower, or (2) for the exercise by Lender of its rights and remedies hereunder. No consent of any other person or entity and no authorization or approval by any governmental authority or regulatory body is required for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest).

                  (f) The inventory of each Borrower has been produced by Borrower in compliance with all requirements of the Fair Labor Standards Act.

                  (g) Borrower represents and warrants as to each and every Account Receivable now existing that: (1) it is a bona fide existing obligation, valid and enforceable against the Customer, (2) it is subject to no dispute, defense or offset except as disclosed in writing to Lender; (3) all instruments, chattel paper and other evidences of indebtedness issued to Borrower with respect to any Account Receivable have been delivered to Lender, and, together with all supporting documents delivered to Lender, are genuine, complete, valid and enforceable in accordance with their terms; (4) it is not subject to any discount, allowance or special terms of payment except as permitted hereby or by the Loan Agreement or as disclosed in writing to Lender; and (5) it is not and shall not be subject to any prohibition or limitation upon assignment. Borrower covenants and agrees that each Account Receivable arising after the date of this Agreement will be in conformance with the foregoing representations.

         SECTION 6. Further Assurances. Each Borrower agrees as follows:
                    ------------------

                  (a) Each Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9A of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of
Article 9A of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Borrower agrees to furnish any such information to the Lender promptly upon request. Each Borrower also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

                  (b) Borrower will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other information and reports in connection with the Collateral as Lender reasonably may request, all in form and substance satisfactory to Lender.

                  (c) Without providing at least 30 days prior written notice to Lender, Borrower will not change its name, its type of organization, jurisdiction of organization or other legal structure, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one. If Borrower does not have an organizational identification number and later obtains one, Borrower shall forthwith notify Lender of such organizational identification number.

         SECTION 7. Other Actions. Further to insure the attachment, perfection
                    -------------
and first priority of, and the ability of Lender to enforce, Lender's security interest in the Collateral, each Borrower agrees, in each case at Borrower's own expense, to take the following actions with respect to the following Collateral:

                  (a) If Borrower shall at any time hold or acquire any promissory notes or tangible chattel paper, Borrower shall forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify.

                  (b) For each deposit account that Borrower at any time opens or maintains, Borrower shall, at Lender's request and option, pursuant to an agreement in form and substance satisfactory to Lender, either (1) cause the depositary bank to agree to comply at any time with instructions from Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Borrower, or (2) arrange for Lender to become the customer of the depositary bank with respect to the deposit account, with Borrower being permitted, only with the consent of Lender, to exercise rights to withdraw funds from such deposit account. Lender agrees with Borrower that Lender shall not give any such instructions or withhold any withdrawal rights from Borrower, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to (i) any deposit account for which Borrower, the depositary bank and Lender have entered into a cash collateral agreement specially negotiated among Borrower, the depositary bank and Lender for the specific purpose set forth therein, (ii) deposit accounts for which Lender is the depositary and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

                  (c) If Borrower shall at any time hold or acquire any certificated securities, Borrower shall forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Lender thereof and, at Lender's request and option, pursuant to an agreement in form and substance satisfactory to Lender, either (1) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of Borrower or such nominee, or (2) arrange for Lender to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Borrower are held by Borrower or its nominee through a securities intermediary or commodity intermediary, Borrower shall immediately notify Lender thereof and, at Lender's request and option, pursuant to an agreement in form and substance satisfactory to Lender, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Lender to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Lender to such commodity intermediary, in each case without further consent of Borrower or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for Lender to become the entitlement holder with respect to such investment property, with Borrower being permitted, only with the consent of Lender, to exercise rights to withdraw or otherwise deal with such investment property. Lender agrees with Borrower that Lender shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Borrower, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which Lender is the securities intermediary.

                  (d) If any goods are at any time in the possession of a bailee, Borrower shall promptly notify Lender thereof and, if requested by Lender, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Lender, that the bailee holds such Collateral for the benefit of Lender and shall act upon the instructions of Lender, without the further consent of Borrower. Lender agrees with Borrower that Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to the bailee.

                  (e) If Borrower at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in (s)l6 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower shall promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender control, under (s)9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, (s)16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Lender agrees with Borrower that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender's loss of control, for Borrower to make alterations to the electronic chattel paper or transferable record permitted under UCC (s)9-105 or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or (s)16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an

Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to such electronic chattel paper or transferable record.

                  (f) If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either
(1) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (2) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied to the payment of the Obligations.

                  (g) If Borrower shall at any time hold or acquire a commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the brief details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

                  (h) Borrower further agrees to take any other action reasonably requested by Lender to insure the attachment, perfection and first priority of, and the ability of Lender to enforce, Lender's security interest in any and all of the Collateral including, without limitation, (1) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Borrower's signature thereon is required therefor, (2) causing Lenders name to be noted as Lender on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender's security interest in such Collateral, (3) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender's security interest in such Collateral, (4) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (5) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender and
(6) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

         SECTION 8. Covenants Concerning Collateral, Etc. Each Borrower further
                    ------------------------------------
 covenants with Lender as follows:

                  (a) The Collateral, to the extent not delivered to Lender pursuant to this Agreement, will be kept at those locations listed on Schedule 1
                                                                      ----------
attached hereto and Borrower
will not remove the Collateral from such locations, without providing at least 30 days prior written notice to Lender.

                  (b) Except for the security interest herein granted and Liens permitted by the Loan Agreement, Borrower shall be the owner of or have other rights in the Collateral free from any Lien, security interest or other encumbrance, and Borrower shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Lender.

                  (c) Borrower shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than Lender except for Liens permitted by the Loan Agreement.

                  (d) Borrower will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon.

                  (e) As provided in the Loan Agreement, Borrower will permit Lender, or its designee, to inspect the Collateral at any reasonable time, wherever located.

                  (f) Borrower will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement.

                  (g) Borrower will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

                  (h) Borrower will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for
(1) sales and leases of inventory and licenses of general intangibles in the ordinary course of business and (2) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices, and dispositions permitted by the Loan Agreement.

         SECTION 9. Insurance. Each Borrower agrees as follows:
                    ---------

                  (a) Borrower shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Lender from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of Lender and Borrower as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be paid directly to Lender. Each such policy shall in addition (1) name Borrower and Lender as insured parties thereunder (without any representation or warranty by or obligation upon Lender) as their interests may appear, (2) contain the agreement by the insurer that any loss thereunder shall be payable to Lender notwithstanding any action, inaction or breach of representation or warranty by Borrower, (3) provide that there shall be no recourse against Lender for payment of premiums or other amounts with respect thereto, and (4) provide that at least ten days' prior written notice of cancellation or of lapse shall be given to Lender by the insurer. Borrower shall, if so requested by Lender, deliver to Lender original or duplicate policies of such insurance, together with such endorsements as may be required by Lender, and, as often as Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Borrower shall, at the request of Lender, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 6 and cause the insurers to acknowledge notice of such assignment.

                  (b) Reimbursement under any liability insurance maintained by Borrower pursuant to this Section 9 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Collateral when Section 8(c) is not applicable, Borrower shall make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by Borrower pursuant to this Section 8 shall be paid to Borrower as reimbursement for the costs of such repairs or replacements.

                  (c) Upon (1) the occurrence and during the continuance of any Event of Default, or (2) the actual or constructive total loss (in excess of $50,000 per occurrence) of any Collateral, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Lender as specified in Section 16(b).

         SECTION 10. As to Accounts Receivable and General Intangibles. Each
                     -------------------------------------------------
 Borrower agrees as follows:

                  (a) Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts Receivable and the General Intangibles at 4300 Fair Lakes Court, Fairfax, Virginia 22033 or, upon 45 days' prior written notice to Lender, at any other location in a jurisdiction where all actions required by Section 6, shall have been taken with respect to the Accounts Receivable. Borrower will hold and preserve such records and will permit representatives of Lender at any time during normal business hours to inspect and make abstracts from such records.

                  (b) Borrower shall immediately notify Lender of (1) any dispute in excess of $1,000,000 with a Customer, and (2) the bankruptcy, insolvency, receivership, assignment for the benefit of creditors or suspension of business of any such Customer of which Borrower has knowledge. Borrower shall not compromise or discount any Account Receivable without the prior written consent of Lender except for (i) ordinary trade discounts or allowances for prompt payment, and (ii) prior to the occurrence of a Default or an Event of Default, such compromises or discounts that, after giving effect thereto, will not cause 85% of the Borrowing Base to be less than the unpaid principal balance of Funded Debt then outstanding.

                  (c) If required by Lender, upon the occurrence of a Default or an Event of Default, Borrower shall establish a lockbox for the account of Borrower with Lender and shall direct all Customers to make payments on Accounts Receivable to such lockbox by printing such direction on all invoices given to Customers. Borrower also shall remit to such lockbox all payments on Accounts Receivable received by Borrower, all such payments to be received in trust for the benefit of Lender hereunder, and shall be segregated from other funds of Borrower. Such payments shall be remitted or delivered to such lockbox in their original form on the day of receipt. All notes, checks and other instruments so received by Borrower shall be duly endorsed to the order of Lender. The payments remitted to the lockbox shall be credited to a cash collateral account maintained by Lender in the name of Borrower over which Lender shall have the exclusive power of withdrawal. After final collection, funds credited to the cash collateral account shall be retained in the cash collateral account and be held as security for the Obligations, and funds in the cash collateral account may be applied to the Obligations by Lender from time to time, whether or not such Obligations are then due.

                  (d) Except as otherwise provided in Section 10 (c) or this
Section 10(d), Borrower shall continue to collect, at its own expense, all amounts due or to become due to Borrower under the Accounts Receivable. In connection with such collections, Borrower may take (and, at Lender's direction, shall take) such action as Borrower or Lender may deem necessary or advisable to enforce collection of the Accounts Receivable; provided, however, that Lender
                                               -----------------
shall have the right, upon the occurrence and during the continuance of any Event of Default, and upon written notice to Borrower of its intention to do so, to notify Customers of the assignment of the applicable Accounts Receivable to Lender and, at the expense of Borrower, to enforce collection of any such Accounts Receivable, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower might have done. After receipt by Borrower of the notice from Lender referred to in the proviso to the preceding sentence, Borrower shall not adjust, settle or compromise the amount or payment of any Account Receivable, release any Customer wholly or partly with respect thereto, or allow any credit or discount thereon.

                  (e) Upon the occurrence of a Default or an Event of Default, Lender shall have the right, to facilitate direct collection, to take over Borrower's post office boxes or make other arrangements, with which Borrower shall cooperate, to receive Borrower's mail.

                  (f) After the occurrence of an Event of Default, Borrower shall execute all other agreements, instruments and documents and shall perform all further acts that Lender may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act.

         SECTION 11. Defense of Collateral. Each Borrower, at its expense, shall
                     ---------------------
defend the Collateral against any claims or demands adverse to the Security Party's security interest granted hereunder and shall promptly pay, when due, all taxes or assessments levied against such Borrower on the Collateral.

         SECTION 12. Lender Appointed Attorney-in-Fact. Each Borrower hereby
                     ---------------------------------
irrevocably appoints Lender as such Borrower's attorney-in-fact (such power being coupled with an interest), with full authority in the place and stead of such Borrower and in the name of such Borrower or otherwise, from time to time in Lender's discretion, to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Borrower under Section 10), including, without limitation:

                  (a) To obtain and adjust insurance required to be paid to Lender pursuant to Section 9;

                  (b) To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

                  (c) To receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith; and

                  (d) To file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of such Borrower or Lender with respect to any of the Collateral.

         SECTION 13. Lender May Perform. If any Borrower fails to perform any
                     ------------------
covenant or agreement contained herein, Lender may itself perform, or cause performance of, such covenant or agreement, and the expenses of Lender incurred in connection therewith, together with interest thereon at the highest per annum interest rate in effect under the Loan Agreement plus 3.0%, shall be payable by such Borrower to Lender on demand and shall constitute Obligations.

         SECTION 14. Lender's Duties. The powers conferred on Lender hereunder
                     ---------------
are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Lender accords its own property.

         SECTION 15. Remedies. If any Event of Default shall have occurred and
                     --------
be continuing:

                  (a) Lender may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Lender on default under the UCC (to the extent that the UCC applies to the affected Collateral), and also may (1) require any Borrower to, and such Borrower hereby agrees that it shall, at such Borrower's expense and upon request of Lender, forthwith assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender that is reasonably convenient to both parties, and (2) without notice except as specified below, sell the Collateral or any part thereof, whether in its then-condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, at any time or place, in one or more parcels, at any of Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. At any such sale Lender may be the purchaser, subject to the applicable provisions of the UCC.

                  (b) Any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Lender, be held by Lender as collateral for, and then or at any time thereafter be applied (after payment of any amounts payable to Lender pursuant to Section
17) in whole or in part by Lender against all or any part of the Obligations in such order as Lender shall elect. Any deficiency shall be paid to Lender by any Borrower forthwith upon demand, and any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Obligations shall be paid over to such Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) Each Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges that any such private sales may be at prices and on terms less favorable to Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale per se shall not be deemed to have been made in a commercially unreasonable manner and that Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

         SECTION 16. Private Sale. Lender shall incur no liability as a result
                     ------------
of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 16(c) hereof conducted in a commercially reasonable manner. Each Borrower hereby waives any claims against Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree so long as such private sale was conducted in a commercially reasonable manner.

         SECTION 17. Indemnity and Expenses. Each Borrower agrees as follows:
                     ----------------------

                  (a) Borrower agrees to indemnify Lender from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Lender's gross negligence or willful misconduct.

                  (b) Borrower shall pay to Lender, upon demand, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Lender may incur in connection with (1) the administration of this Agreement, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (3) the exercise or enforcement of any of the rights of Lender hereunder, or (4) the failure by Borrower to perform or observe any of the provisions hereof.

                  (c) In any suit, proceeding or action brought by Lender relating to the Collateral, Borrower will save, indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Borrower, and all such obligations of Borrower shall be and remain enforceable against and only against Borrower and shall not be enforceable against Lender.

                  (d) The provisions of this Section 17 shall survive the termination of this Agreement and the repayment of the Notes and all other Obligations in full.

         SECTION 18. Security Interest Absolute. All rights of Lender and
                     --------------------------
security interests hereunder, and all obligations of each Borrower hereunder, shall be absolute and unconditional, irrespective of:

                  (a) Any lack of validity or enforceability of the Loan Agreement, the Notes or any other Loan Document;

                  (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Notes or any other Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

                  (c) Any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of, consent to or departure from any guaranty, for all or any of the Obligations;

                  (d) Any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any Borrower or any of its Subsidiaries;

                  (e) Any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries; or

                  (f) Any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a third party grantor of a security interest.

         SECTION 19. Waivers.
                     -------

                  (a) EACH BORROWER, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION OF THE COLLATERAL, WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO NOTICE OF FORECLOSURE (OTHER THAN NOTICES REQUIRED BY THIS AGREEMENT) AND ANY OTHER ACT DESCRIBED HEREIN OR IN ANY LOAN DOCUMENT, TO ANY HEARING THAT MAY BE HELD RELATING TO FORECLOSURE OR ANY OTHER SUCH ACTS, AND TO ANY NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY LENDER PRIOR TO SUCH HEARING.

                  (b) Each Borrower waives any right to insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent, hinder or delay the enforcement of the provisions of this Agreement or any Loan Document or any rights or remedies Lender may have hereunder or thereunder or at law or in equity.

         SECTION 20. Amendments, etc. No amendment or waiver of any provision
                     ---------------
hereof, and no consent to any departure by any Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 21. Addresses for Notices. All notices and other communications
                     ---------------------
provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled, delivered by hand or sent, prepaid, by Federal Express (or a comparable overnight delivery service) to any Borrower and Lender at their respective addresses specified in the Loan Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. Any such notice or other communication, when mailed, telecopied, telegraphed, telexed, cabled, delivered by hand or sent overnight, shall be effective on the earliest of (a) the date it is actually received or telecopied, telexed (confirmed by telex answerback), or delivered by hand, (b) the Business Day after the day on which it is properly delivered to a telegraph or cable company or to Federal Express (or a comparable overnight delivery service), as applicable, or (c) the third Business Day after the day on which it is deposited in the United States mail.

         SECTION 22. Continuing Security Interest. This Agreement shall create a
                     ----------------------------
continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (1) the payment in full of the Obligations, and (2) the expiration or termination of Lender's commitment to make the Loans and issue Letters of Credit, (b) be binding upon Borrowers, their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Lender and its successors, transferees and assigns. Upon the later of the payment in full of the Obligations and the expiration or termination of the commitments to make the Loans and issue Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrowers. Upon any such termination, Lender, at Borrowers' expense, shall execute and deliver to Borrowers such documents as Borrowers shall reasonably request to evidence such termination.

         SECTION 23. Governing Law; Terms; Jury Trial Waiver. This Agreement
                     ---------------------------------------
shall be governed by and construed in accordance with the laws of the State, without reference to conflict of laws principles. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the UCC are used herein as therein defined. EACH BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO THIS AGREEMENT OR THE ENFORCEMENT OR COLLECTION OF THE OBLIGATIONS.

                          SIGNATURES ON FOLLOWING PAGE

         IN WITNESS WHEREOF, Borrowers have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 SRA INTERNATIONAL, INC.,
                                 a Delaware corporation



                                 By: _______________________________
                                 Name: ____________________________
                                 Title: _____________________________
                                 Organizational No.:__________________



                                 SYSTEMS RESEARCH AND APPLICATIONS CORPORATION, a Delaware corporation



                                 By: ______________________________
                                 Name: ____________________________
                                 Title: _____________________________
                                 Organizational No.:__________________



                                 SRA TECHNICAL SERVICES CENTER, INC.,
                                 a Delaware corporation



                                 By: _______________________________
                                 Name: ____________________________
                                 Title: _____________________________
                                 Organizational No.:__________________

                                   SCHEDULE 1
                                   ----------

                                       to

                               Security Agreement



         Locations of Equipment:
         ----------------------

         Company:

         SRA:

         STSC:





         Locations of Inventory:
         ----------------------

         Company:

         SRA:

         STSC:

                                 Schedule 2.2(c)
                                 ---------------

         For each prepayment of the Term Loan, the Borrowers shall pay to the Lender a prepayment charge equal to the Economic Revenue Loss for such prepayment, calculated as set forth below.

         The "Economic Revenue Loss," which shall be calculated for each Prepaid
              ---------------------
Principal Balance, is the difference between the Original Treasury Rate minus the Current Treasury Rate, expressed in decimals, times the Prepaid Term times the Prepaid Principal Balance, discounted at the Current Treasury Rate to the date of prepayment or acceleration. The Economic Revenue Loss shall be determined by the Bank in good faith and the result, absent manifest error, shall be conclusive.

         If the Current Treasury Rate is equal to or greater than the Original Treasury Rate, there is no Economic Revenue Loss.

         The "Original Treasury Rate" is the bond equivalent interest rate per
              ----------------------
annum for a U.S. Treasury security as of the date on which the Term Loan was disbursed pursuant to the Prior Agreement and with a maturity equal to the term of the Term Loan.

         The "Current Treasury Rate" is the bond equivalent interest rate per
              ---------------------
annum for a U.S. Treasury security as of the date of prepayment or acceleration and with a maturity corresponding to the Remaining Term.

         The "Maturity Date" means the date on which the Term Loan matures.
              -------------

         A "Prepaid Principal Balance" is the amount of a principal balance of
            -------------------------
the Term Note that would be outstanding on each Scheduled Payment Date. For partial prepayments, the determination of each Prepaid Principal Balance shall be made in the inverse order of maturity, beginning with the Prepaid Principal Balance due on the Maturity Date. If more than one Prepaid Principal Balance will be prepaid at the same time, then the Economic Revenue Loss shall be the sum of the several Economic Revenue Loss calculations for each Prepaid Principal Balance.

         A "Prepaid Term" is the period beginning on the date of prepayment or
            ------------
acceleration and ending on the Scheduled Payment Date.

         The "Remaining Term" is the period beginning on the date of prepayment
              --------------
or acceleration and ending on the Maturity Date.

         A "Scheduled Payment Date" is a date on which any payment of principal
            ---------------------
or interest, or both, is due with respect to the Term Note.

                                  Schedule 4.10
                                  -------------


                                 Corporate Names


Not Applicable

                                  Schedule 4.12
                                  -------------


                               Material Contracts

Not Applicable

                                  Schedule 4.13
                                  -------------


                              Intellectual Property

Attached to Exhibit "D"